UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

CIMPRESS PLC
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	1)	Amount previously paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

CIMPRESS PLC
First Floor Building 3, Finnabair Business and Technology Park
Dundalk, Co. Louth A91 XR61
Ireland

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

Cimpress plc will hold its 2024 Annual General Meeting of Shareholders:

on Wednesday, November 20, 2024
at 6:00 p.m. Dublin Time
at the offices of Matheson LLP
70 Sir John Rogerson's Quay
Dublin 2, D02 R296
Ireland

MATTERS TO BE ACTED UPON AT THE ANNUAL GENERAL MEETING:

(1) Reappoint Dessislava Temperley to our Board of Directors to serve for a term of three years ending at the conclusion of our annual general meeting of shareholders in 2027

(2) Approve, on a non-binding, advisory basis, the compensation of our named executive officers, as described in this proxy statement

(3) Amend our 2020 Equity Incentive Plan to increase the number of ordinary shares issuable under the plan by 2,000,000 shares

(4) Renew the authority of our Board of Directors, until May 20, 2026, to issue authorized but unissued ordinary shares of Cimpress plc up to a maximum of 20% of our issued and outstanding share capital

(5) Renew the authority of our Board of Directors, until May 20, 2026, to opt out of statutory preemption rights under Irish law with respect to the issuance of ordinary shares for cash, up to a maximum of 20% of our issued and outstanding share capital

(6) Reappoint PricewaterhouseCoopers Ireland as our statutory auditor under Irish law to hold office until the conclusion of our annual general meeting of shareholders in 2025

(7) Authorize our Board of Directors or Audit Committee to determine the remuneration of PricewaterhouseCoopers Ireland in its capacity as our statutory auditor under Irish law

(8) Transact other business, if any, that may properly come before the meeting or any adjournment of the meeting

Each proposal other than Proposal 5 will be proposed as ordinary resolutions under Irish law, requiring, in each case, at least a simple majority of the votes cast to be in favor of the resolution for the resolution to pass. Proposal 5 will be proposed as a special resolution under Irish law, requiring at least 75% of the votes cast to be in favor of the resolution to pass.

During the annual general meeting, management will present, for consideration by the shareholders, our statutory financial statements under Irish law for the fiscal year ended June 30, 2024 (including the reports of the directors and the Irish statutory auditor thereon) and a review of Cimpress' affairs.

Our Board of Directors has no knowledge of any other business to be transacted at the annual general meeting.

Shareholders of record at the close of business on September 20, 2024 are entitled to attend and vote at the annual general meeting, or to appoint one or more proxies to attend, speak, and vote instead of the shareholder at the annual general meeting. A proxy need not be a shareholder. To be valid, a proxy must be received no later than

4:00 p.m. Eastern Standard Time on November 19, 2024 at one of the address(es) and otherwise in the manner described in the attached proxy statement. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, please complete and promptly return the proxy card or voter instruction form in accordance with the instructions that we or your bank or brokerage firm have provided. Your prompt response will ensure that your shares are represented at the annual general meeting. You can change your vote and revoke your proxy by following the procedures described in this proxy statement.

Please read the attached proxy statement for additional information on the matters to be considered at the annual general meeting. The proxy statement is incorporated into this notice by this reference.

All shareholders are cordially invited to attend the annual general meeting.

By order of the Board of Directors,
Robert S. Keane
Founder, Chairman and Chief Executive Officer
[________], 2024

CIMPRESS PLC
First Floor Building 3, Finnabair Business and Technology Park
Dundalk, Co. Louth A91 XR61
Ireland

PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS

to be held on November 20, 2024

This proxy statement contains information about the 2024 Annual General Meeting of Shareholders of Cimpress plc, which we refer to in this proxy statement as the annual meeting or the meeting. We will hold the annual meeting on Wednesday, November 20, 2024 at the offices of Matheson LLP, 70 Sir John Rogerson's Quay, Dublin 2, D02 R296, Ireland. The meeting will begin at 6:00 p.m. Dublin Time.

We are furnishing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Cimpress plc (which is also referred to as we, us, the company, or Cimpress in this proxy statement) for use at the annual meeting and at any adjournment of the annual meeting.

We are first mailing or making available the Notice of Annual General Meeting, this proxy statement, and our Annual Report to Shareholders for the fiscal year ended June 30, 2024 on or about [________], 2024.

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual General Meeting of Shareholders:

This Proxy Statement, the 2024 Annual Report to Shareholders, and the statutory financial statements under Irish law for the fiscal year ended June 30, 2024 (including the reports of our directors and our Irish statutory auditor thereon) are available for viewing, printing and downloading at http://www.viewproxy.com/Cimpress/2024. We will furnish without charge a copy of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, as filed with the United States Securities and Exchange Commission, or SEC, as well as the statutory financial statements under Irish law for the fiscal year ended June 30, 2024 (including the reports of our directors and our Irish statutory auditor thereon), to any shareholder who requests it by emailing ir@cimpress.com or writing to Cimpress plc, c/o Cimpress USA Incorporated, Attention: Investor Relations, 275 Wyman Street, Waltham, MA 02451, USA. This proxy statement and our Annual Report on Form 10-K are also available on the SEC’s website at www.sec.gov.

For this annual meeting, we are taking advantage of the SEC rule allowing companies to furnish proxy materials to some or all of their shareholders over the Internet. We believe that this e-proxy process expedites shareholders' receipt of proxy materials, while lowering the costs and reducing the environmental impact of our annual meeting. On or about [________], 2024 we are mailing to our beneficial shareholders a Notice of Internet Availability containing instructions on how to access our proxy statement and 2024 Annual Report to Shareholders and how to vote online. The Notice of Internet Availability contains instructions on how you can (i) receive a paper copy of the proxy statement, proxy card and Annual Report if you received only a Notice by mail or (ii) elect to receive your proxy statement and Annual Report over the Internet if you received them by mail this year. All shareholders other than beneficial holders will continue to receive a paper copy of this proxy statement, proxy card and Annual Report by mail.

i

ii

INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS

Our Board of Directors:

The Board of Directors of Cimpress plc consists of four independent, non-employee directors and Robert Keane, our Chief Executive Officer and Chairman, who serve for rotating terms of three years.

Name	Age	Board Position	Cimpress Director Since	Current Term Expires at our Annual General Meeting In:	Independent Director
Robert S. Keane	61	Chairman	January 1995	2025	No
Sophie A. Gasperment	60	Non-Employee Director	November 2016	2026	Yes
Zachary S. Sternberg*	39	Non-Employee Director	November 2017	2024	Yes
Dessislava Temperley	51	Non-Employee Director	September 2021	2024	Yes
Scott J. Vassalluzzo	52	Non-Employee Director	January 2015	2025	Yes
*Mr. Sternberg is not standing for re-election at the 2024 annual meeting.

ROBERT S. KEANE has served as our Chief Executive Officer and Chairman since he founded Cimpress in January 1995. From 1988 to 1994, Mr. Keane was an executive at Flex-Key Corporation, an original equipment manufacturer of keyboards, displays and retail kiosks used for desktop publishing. Since December 2019, Mr. Keane has also served on the Board of Directors of Astronics Corporation, a supplier to the aerospace industry. Mr. Keane brings to Cimpress' Board his experience growing Cimpress from inception in 1995 to nearly $3.3 billion of revenue in our 2024 fiscal year, his understanding of the drivers of our intrinsic value per share, and his knowledge of Cimpress' customer needs, business model and markets.

SOPHIE A. GASPERMENT has served as Senior Advisor to Boston Consulting Group since November 2019, where she supports their Consumer and Digital Acceleration practices, and has also provided strategy consulting services to several clients. From September 2019 to July 2022, Ms. Gasperment served as an "expert in residence" at Station F for the start-up incubator of HEC Paris. Ms. Gasperment held multiple senior management positions during her tenure at L’Oréal from September 1986 to November 2018, including Managing Director, L’Oréal UK and Ireland as well as Chair and Global Chief Executive Officer of The Body Shop, the value-led retail brand spanning 60 countries and c.20,000 people strong. Ms. Gasperment has served on the board of directors of Kingfisher plc, a FTSE 100 Home Improvement international company, since December 2018, and on the board of directors of Givaudan SA, a world leading flavour and fragrances company, since September 2020. Previously, Ms. Gasperment served for 12 years on the board of Accor, the hospitality global player, where she chaired the Nomination/Remuneration/CSR committee, and of D’Ieteren Group. In addition to serving on the Board of Directors of Cimpress plc, Ms. Gasperment serves on the supervisory board of Vistaprint B.V., a wholly owned Dutch subsidiary of Cimpress. Ms. Gasperment brings to Cimpress' Board her leadership and strategy acumen, her consumer brand-building and go-to-market expertise, her insights in digital business transformation and her experience on the boards of other international public companies.

ZACHARY S. STERNBERG is the co-founder and Managing Member of the General Partner of The Spruce House Partnership, a New York-based investment partnership. Spruce House invests in public and private companies globally and seeks to partner with management teams that are focused on growing the per share value of their companies over the long-term. Spruce House holds 8.2% of Cimpress' outstanding shares and has been a shareholder of Cimpress since 2011. Mr. Sternberg brings to Cimpress' Board his perspective as a material and long-term shareholder of Cimpress with a deep understanding of the importance of long-term stewardship of capital informed by more than 15 years of successful investment experience.

DESSISLAVA TEMPERLEY serves on the boards of Coca-Cola Europacific Partners PLC, a British multinational bottling company; Corbion N.V., a Dutch food and biochemicals company; and Philip Morris International Inc., a leading international tobacco company. Ms. Temperley previously served as Group Chief Financial Officer of Beiersdorf AG, a German multinational company that manufactures personal-care products and pressure-sensitive adhesives, from July 2018 through June 2021. Ms. Temperley spent 14 years at Nestlé, from April 2004 through June 2018, serving in various roles including Head of Investor Relations, CFO of Nestle Purina Petcare (EMENA), Head of Global Planning and Performance Monitoring, Controller, and Finance Director. In addition to serving on the Board of Directors of Cimpress plc, Ms. Temperley serves on the supervisory board of Vistaprint B.V., a wholly owned Dutch subsidiary of Cimpress. Ms. Temperley brings to Cimpress' Board a wealth of financial and operating expertise from her over 20 years of experience in various finance leadership roles and service on boards of directors and audit committees at multinational companies.

SCOTT J. VASSALLUZZO is a Managing Member of Prescott General Partners LLC (PGP), an investment advisory firm that holds 15.5% of Cimpress' outstanding shares. PGP serves as the general partner of three private investment limited partnerships, including Prescott Associates L.P. (together, the Prescott Partnerships). Mr. Vassalluzzo joined the Prescott organization in 1998 and has served as a Managing Member of PGP since January 2012. Prior to 1998, Mr. Vassalluzzo worked in public accounting at Coopers & Lybrand (now PricewaterhouseCoopers LLP) and was a certified public accountant. Mr. Vassalluzzo serves on the boards of directors of Credit Acceptance Corporation, an auto finance company providing automobile loans and other related financial products, and World Acceptance Corporation, a personal installment loan company. Mr. Vassalluzzo brings to Cimpress' Board his advocacy for the priorities of long-termism and intrinsic value per share, his appreciation and understanding of the perspectives of our other long-term shareholders, and his experience on the boards and board committees of other publicly traded companies.

Board Diversity Matrix as of June 30, 2024

We believe directors with diverse backgrounds, including gender diversity, provide competing perspectives that enhance the Board's effectiveness. The table below sets forth information on the voluntarily self-identified diversity characteristics of the members of our Board of Directors.

Total number of directors	5
Gender or Demographic Background	Number of Directors Who Self-Identify as Having That Gender or Demographic Background
Female	2
Male	3
White	4
Did not disclose demographic background	1

Non-U.S. directors	2

Our Executive Officers:

Name	Title	Age	Joined Cimpress
Robert S. Keane	Founder, Chief Executive Officer of Cimpress, and Chairman	61	January 1995
Florian Baumgartner	Executive Vice President and Chief Executive Officer of Vista	46	October 2019
Sean E. Quinn	Executive Vice President and Chief Financial Officer	45	October 2009
Maarten Wensveen	Executive Vice President and Chief Technology Officer	44	October 2011

ROBERT S. KEANE: Mr. Keane's biography is in the "Our Board of Directors" section above.

FLORIAN BAUMGARTNER has served as the Chief Executive Officer of Vista since February 2023 and as Executive Vice President since October 2019. Mr. Baumgartner previously served as Vista's Executive Vice President, Design & Service, from March 2022 to January 2023 and as President, International of Vista from October 2019 to February 2022. Before joining Cimpress, Mr. Baumgartner held various leadership roles at Amazon from October 2010 to September 2019 and was a strategy consultant at McKinsey & Company from January 2002 to September 2010.

SEAN E. QUINN has served as our Chief Financial Officer since October 2015 and as Executive Vice President since July 2016. Mr. Quinn previously served as Senior Vice President from October 2015 to July 2016, as Chief Accounting Officer from November 2014 to October 2015, as Vice President, Corporate Finance from January 2014 to October 2015, as Global Controller from April 2012 to November 2014, and in various other financial roles from October 2009 to April 2012. Before joining Cimpress, Mr. Quinn was a certified public accountant with KPMG LLP from September 2001 to October 2009 in the firm’s Philadelphia, London, and Boston offices. Mr. Quinn also serves on the board of directors of Credit Acceptance Corporation, an auto finance company providing automobile loans and other related financial products.

MAARTEN WENSVEEN has served as our Executive Vice President and Chief Technology Officer since February 2019. Mr. Wensveen previously served as Senior Vice President from January 2017 to February 2019, as Vice President of Technology from February 2015 to January 2017, and in various other technology leadership roles at Cimpress from December 2011 to January 2015. Mr. Wensveen joined Cimpress in November 2011 when we acquired Albumprinter, where he had been the Head of Information Technology for approximately six years. Prior to Albumprinter, Mr. Wensveen was the founder of Quantes IT, an infrastructure and software services company that delivered automation solutions in a range of industries.

There are no family relationships among any of Cimpress' directors and executive officers. No arrangements or understandings exist between any director and any other person pursuant to which such person is to be selected for appointment to the Board of Directors.

PROPOSAL 1 - REAPPOINT DESSISLAVA TEMPERLEY TO OUR BOARD OF DIRECTORS

The members of our Board of Directors serve for rotating terms of up to three years. In accordance with the recommendation of the Nominating Committee of the Board, our Board recommends the reappointment of Ms. Temperley for a three-year term ending at the conclusion of our annual general meeting of shareholders in 2027, because of her wealth of financial and operating expertise from her over 20 years of experience in various finance leadership roles and service on boards of directors and audit committees at multinational companies. You can find more information about Ms. Temperley in the section of this proxy statement entitled “INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS.”

Our Board of Directors recommends that you vote FOR the reappointment of Ms. Temperley to the Board.

PROPOSAL 2 - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At the annual meeting, in accordance with Section 14A of the U.S. Securities Exchange Act of 1934, we are asking our shareholders to approve the compensation of our named executive officers, as described in the Compensation Discussion and Analysis section, executive compensation tables, and accompanying narrative disclosures below. This is an advisory vote, meaning that this proposal is not binding on us, but our Compensation Committee takes shareholder feedback into account when designing our executive compensation program.

At our annual general meeting in 2023, a majority of our shareholders voted to hold the advisory vote to approve our executive compensation on an annual basis. Therefore, we intend to put forth at each annual general meeting of shareholders an advisory vote on the compensation of our named executive officers for the immediately preceding fiscal year.

Our Board of Directors recommends that you vote FOR the approval of the compensation of our named executive officers, as described below.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Overview

Our success depends on our ability to attract and retain top talent in a competitive marketplace, and to motivate that talent to achieve outstanding performance. We have seen the competitiveness for talent intensify over recent years and are often vying for qualified candidates against both larger, established companies with significant cash and equity resources and earlier-stage companies that can offer significant potential equity upside.

In fiscal year 2024, we completed our transition away from granting performance share units with performance conditions based on the compound annual growth rate (CAGR) of the three-year moving average of the daily closing share price of Cimpress’ ordinary shares (3YMA), which we refer to as 3YMA-based PSUs. As discussed in our 2023 proxy statement, while the pay-for-performance structure of our 3YMA-based PSUs prevented dilution of shareholders during a multi-year period in which our share price underperformed our expectation, it also meaningfully impaired the retention and motivation value of 3YMA-based PSUs for Cimpress' executives and employees.

The long-term incentive (LTI) awards granted to our executive officers in fiscal year 2024 consisted solely of performance share units with performance targets based on the fiscal year 2024 revenue, adjusted EBITDA, and unlevered adjusted free cash flow of Cimpress (for Cimpress executive officers) or Vista (for Florian Baumgartner). This design maintains focus on both in-year financial performance and, since the awards vest over four years, multi-year share price appreciation. We refer to these performance share units as FY24 PSUs, and throughout this proxy statement we refer to the FY24 PSUs and the 3YMA-based PSUs collectively as PSUs.

As part of the design, the Compensation Committee assigned relative weightings to each financial metric. In fiscal year 2024, the Compensation Committee approved the following weightings:
•fiscal year 2024 revenue: 10%
•fiscal year 2024 adjusted EBITDA: 45%
•fiscal year 2024 unlevered adjusted free cash flow: 45%

After the end of fiscal year 2024, the number of shares issuable pursuant to each FY24 PSU was determined and fixed based on (i) the relative weightings of each financial metric and (ii) the degree of achievement against each performance target, as described further below.

LTI recipients in Cimpress central teams and Vista other than executive officers received a mix of FY24 PSUs and restricted share units (RSUs) depending on their seniority level.

Competitive Compensation Program

In determining the compensation of our executive officers, our Compensation Committee takes into account the competitiveness of our executive compensation program, the internal equity of compensation among our executives, and each executive’s impact, criticality, and scope of role. The Committee does not assign specific weights to particular factors but considers them together in determining compensation. To assess the competitiveness of our executive compensation program for fiscal year 2024, our Compensation Committee used a compensation analysis that we developed internally using data from the comparison peer group described below, published compensation survey data, and detailed historical compensation analyses for each executive officer. The Committee did not engage an outside compensation consultant. We chose the 16 publicly traded companies that comprise our peer group based on revenue, market capitalization, location, and industry, while taking into account the high-growth, technology-enabled businesses with which we might reasonably expect to compete for executive-level talent. The companies in our peer group for fiscal year 2024 are:

Akamai Technologies, Inc.	iRobot Corporation	Teradyne, Inc.
CarGurus, Inc.	New Relic, Inc.	TripAdvisor, Inc.
Cerence, Inc.	Pegasystems, Inc.	Upwork, Inc.
Etsy, Inc.	PTC, Inc.	Yelp, Inc.
HubSpot, Inc.	Rapid7, Inc.
IAC Inc.	Stitch Fix, Inc.

For fiscal year 2024, the principal elements of our compensation program for our named executive officers included base salary, LTI awards in the form of FY24 PSUs, and standard health and welfare benefits that are applicable to employees in each executive's geographic location.

The amount of total target compensation granted to Robert Keane did not change from fiscal year 2023 to fiscal year 2024, but the Compensation Committee adjusted the mix of Mr. Keane's annual cash compensation and LTI compensation to more closely align Mr. Keane's guaranteed cash compensation with other executive officers. Specifically, the Compensation Committee reduced Mr. Keane's base salary by $750,000 to $1,000,000 for fiscal year 2024 while increasing his LTI compensation by $750,000 to $7,250,000. While in fiscal years 2017 through 2023 Mr. Keane received all of his LTI compensation in the form of 3YMA-based PSUs, in fiscal year 2024 he received FY24 PSUs based on the financial performance of Cimpress on a consolidated basis.

For Sean Quinn and Maarten Wensveen, taking into account the totality of the factors described above, the Compensation Committee kept the amount of total target compensation and the mix of annual cash compensation and LTI compensation the same from fiscal year 2023 to fiscal year 2024. Like Mr. Keane, the fiscal year 2024 LTI compensation of Messrs. Quinn and Wensveen consisted of FY24 PSUs based on the financial performance of Cimpress on a consolidated basis.

For Florian Baumgartner, the Compensation Committee maintained his fiscal year 2024 base salary at the same level as fiscal 2023. Mr. Baumgartner received only a small portion of his base salary in cash because he had elected in December 2020 to reduce his base salary by 88% for a four-year period from January 1, 2021 to December 31, 2024 in exchange for an RSU award granted on January 1, 2021 with a value (based on Cimpress' then-current share price) equal to the cumulative salary reduction, which RSUs vest in 16 equal quarterly installments over four years. The Compensation Committee increased the amount of Mr. Baumgartner's annual LTI award for fiscal year 2024 by $250,000 to $2,750,000, consisting of FY24 PSUs based on the financial performance of the Vista business. Mr. Baumgartner's overall LTI compensation was lower in fiscal year 2024 than in fiscal year 2023 due to a one-time RSU award he received in January 2023 in connection with his promotion to CEO, Vista and designation as an executive officer.

Long-Term Incentive Program

In fiscal year 2024, 100% of the LTI compensation we granted to our executive officers was in the form of FY24 PSU awards. Our executive officers also hold legacy 3YMA-based PSU awards granted to them in prior years, none of which have paid out because none of the performance conditions has been satisfied, and our executive officers other than Mr. Keane hold share options and RSU awards that were granted to them in prior years and continued to vest in fiscal year 2024.

FY24 Performance Share Units. The financial metrics, performance targets, weightings, and multipliers are as follows:

Fiscal Year 2024 Revenue Performance Target for Cimpress: $3,264,404,427 Performance Target for Vista: $1,739,717,330 Weighting: 10%
Percentage Achievement	<95% (Below Threshold)	95% (Threshold)	100% (Target)	105% or higher (Maximum)
Multiplier	0%	60%	100%	160%

Fiscal Year 2024 Adjusted EBITDA Performance Target for Cimpress: $420,000,000 Performance Target for Vista: $333,842,676 Weighting: 45%
Percentage Achievement	<90% (Below Threshold)	90% (Threshold)	100% (Target)	110% or higher (Maximum)
Multiplier	0%	60%	100%	160%

Fiscal Year 2024 Unlevered Free Cash Flow Performance Target for Cimpress: $288,497,675 Performance Target for Vista: $283,470,167 Weighting: 45%
Percentage Achievement	<90% (Below Threshold)	90% (Threshold)	100% (Target)	110% or higher (Maximum)
Multiplier	0%	60%	100%	160%

Once the Committee determines the multiplier for the FY24 PSU awards based on the level of achievement against the performance targets as outlined above, the awards vest over four years following the grant date subject to continued employment on each vest date.

In August 2024, the Compensation Committee determined that the multiplier for the FY24 PSU awards based on Cimpress' consolidated results is 151% based on 95.23% achievement of the revenue target, 153.58% achievement of the adjusted EBITDA target, and 160% achievement of the unlevered free cash flow target. The Committee determined that the multiplier for the FY24 PSU awards based on Vista's results is 145% based on 104.30% achievement of the revenue target, 139.62% achievement of the adjusted EBITDA target, and 160% achievement of the unlevered free cash flow target. Please see Appendix A attached to this proxy statement for reconciliations of the LTI financial measures to the financial measures reported in our audited financial statements in accordance with generally accepted accounting principles.

Share Options and Restricted Share Units. In previous fiscal years, we granted share options and RSU awards to executives other than Mr. Keane that vest over four years. The share options have a ten-year term and an exercise price equal to the closing price of Cimpress' shares on the NASDAQ Global Select Market on the grant date. Upon vesting each RSU is settled in ordinary shares of Cimpress plc on a one-to-one basis so long as Cimpress continues to employ the recipient on the vesting date.

3YMA-Based Performance Share Units. The 3YMA-based PSU awards granted to our executive officers in previous fiscal years pay out only if the 3YMA reaches or exceeds specified CAGR thresholds which require our 3YMA to steadily increase over a period of several years. The 3YMA-based PSU awards have performance periods ranging from four to ten years, and each anniversary of the grant date within the performance period is a performance measurement date. On the first such measurement date that the 3YMA equals or exceeds the threshold CAGR set forth in the award agreement as compared to the 3YMA at the date of grant, the performance condition would be satisfied, and we would issue to the employee the number of Cimpress ordinary shares determined by multiplying the number of PSUs subject to the award by the applicable performance-based multiplier. The performance-based multipliers range from 75% for a 7% 3YMA CAGR to 250% for a 3YMA CAGR of 20% or above. If the 3YMA CAGR does not reach at least the lowest performance threshold set forth in the PSU award agreement on any of the measurement dates during the performance period, then the PSU award would terminate and no Cimpress ordinary shares would be issued with respect to the award. The 3YMA-based PSUs generally service vest 25% per year over four years so long as the employee remains employed by Cimpress on each vesting date.

To date, no shares have been issued on any of the performance measurement dates for our outstanding 3YMA-based PSUs because our 3YMA has been well below the applicable CAGR thresholds. The 3YMA CAGR thresholds are higher for future measurement dates, making future share issuances unlikely unless there is a dramatic and sustained increase in our share price.

Benefit Programs

The Compensation Committee believes that all employees based in the same geographic location should have access to similar levels of health and welfare benefits, and therefore our executive officers are eligible for the same health and welfare benefits, including medical, dental, vision, and disability plans, group life and accidental death and disability insurance and other benefit plans, as those offered to other employees in their location.

U.S.-based employees may participate in a 401(k) plan that provides a company match of up to 50% on the first 6% of the participant’s eligible compensation that is contributed, subject to certain limits under the United States Internal Revenue Code of 1986, with company matching contributions vesting over a four-year period.

We also provide customary pension plans to our European employees.

Perquisites

In general, executives are not entitled to benefits that are not otherwise available to all other employees who work in the same geographic location. However, in fiscal year 2024 Mr. Keane relocated his primary residence and principal work location for personal reasons, and Cimpress supported this relocation by forming a new subsidiary to serve as Mr. Keane's primary employer and obtaining legal and tax advice relating to Mr. Keane's employment. The external costs that Cimpress incurred in these efforts are considered "perquisites" under SEC rules and are therefore reported in the "All Other Compensation Column" of the Summary Compensation Table below even though Mr. Keane did not receive any payments from Cimpress related to his relocation.

Realized Compensation

To supplement the SEC-required disclosure, the chart below shows the Realized Compensation for each named executive officer. We define "Realized Compensation" as the total of (1) salary received, (2) bonus received, (3) the value of all Cimpress shares issued pursuant to the vesting of share awards including shares withheld for taxes, and (4) the value of Cimpress shares subject to option awards that vested, in each case, during a given fiscal year.
Because the Summary Compensation Table in the Executive Compensation Tables section of this proxy statement includes the value of equity awards only in the fiscal year during which they are granted and does not account for vesting of outstanding awards, the impacts of performance-based multipliers on vesting quantities, or changes to our share price at the time of vesting events, an executive's Realized Compensation often varies significantly from the amounts shown in the Summary Compensation Table. The table immediately below compares Realized Compensation to the totals shown in the Summary Compensation Table.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Value of Vested Share Award Shares ($)(1)	Value of Vested Option Shares ($)(2)	Realized Compensation ($)	Summary Compensation Table Total ($)
Robert S. Keane	2024	1,000,000	—	—	—	1,000,000	8,284,739
Chairman and Chief Executive	2023	1,756,346	—	—	—	1,756,346	3,077,261
Officer, Cimpress	2022	766,468	—	—	—	766,468	8,133,820

Florian Baumgartner	2024	93,662	200,000	3,209,238	482,106	3,985,006	3,043,607
Executive Vice President and	2023	94,292	200,000	949,626	181,126	1,425,044	3,294,244
Chief Executive Officer, Vista

Sean Quinn	2024	800,000	—	3,459,764	655,621	4,915,385	4,210,093
Executive Vice President and	2023	800,000	—	724,799	246,344	1,771,143	4,209,727
Chief Financial Officer	2022	800,000	129,375	574,051	—	1,503,426	7,351,074

Maarten Wensveen	2024	750,000	—	2,467,068	530,316	3,747,384	3,510,295
Executive Vice President and	2023	750,000	—	370,842	199,240	1,320,082	3,510,296
Chief Technology Officer	2022	750,000	—	362,150	—	1,112,150	5,269,744

(1)    The value realized on vesting of share awards is determined by multiplying the number of shares that vested by the closing sale price of our ordinary shares on Nasdaq on the vest date, or on the last trading date immediately before the vest date if the vest date is not a trading date.

(2)    The value realized on vesting of option shares is determined by multiplying the number of shares that vested by the difference between the exercise price of the options and the closing sale price of our ordinary shares on Nasdaq on the vest date, or on the last trading date immediately before the vest date if the vest date is not a trading date.

Executive Retention and Other Agreements

Executive Retention Agreements

We have entered into executive retention agreements with all of our named executive officers. Under the executive retention agreements, if we terminate an executive officer’s employment other than for cause, death, or disability or the executive terminates his employment for good reason before a change in control of Cimpress or within one year after a change in control (as cause, disability, good reason, and change in control are defined in the agreements), then the executive is entitled to receive the following:

•A lump sum severance payment equal to two years' base salary and 200% of any annual cash incentive award in the case of Mr. Keane, and one year's base salary and 100% of any annual cash incentive award in the case of the other executive officers. The annual cash incentive award portion of this severance payment is based on the amount the executive officer would receive if the applicable performance criteria, if any, were achieved at target levels.

•With respect to any outstanding annual cash incentive award, payment of a pro rata portion of the award (assuming achievement of the applicable performance criteria, if any, at target levels) based on the number of days elapsed from the beginning of the then current fiscal year until the date of termination, less any amount previously paid to the executive under such award.

•With respect to any outstanding multi-year cash incentive award, payment of a pro rata portion of the award (assuming achievement of the applicable performance criteria, if any, at target levels) based on the number of days elapsed from the beginning of the then current performance period until the date of termination, less any amount previously paid to the executive under such award.

•The continuation of all other employment-related benefits for two years after termination for Mr. Keane and one year after termination for the other executive officers.

•If the termination occurs within 12 months after a change in control of Cimpress, then each of the executive officer's share option awards remains exercisable until the earlier of 12 months after termination or the original expiration date of the award.

The executive retention agreements also provide that if there is a change in control of Cimpress plc or if the executive officer’s employment is terminated within 180 days before a change in control of Cimpress plc (other than a termination by Cimpress for cause or a resignation by the executive without good reason), then effective upon the date of the change in control:

•All equity awards granted to the executive officers will accelerate and become fully vested, with any equity award subject to performance-based vesting being deemed to be earned at 100% of the target levels of performance for such award.
◦However, this acceleration does not apply to 3YMA-based PSU awards or the salary-replacement RSU award granted on January 1, 2021 to Mr. Baumgartner. The accelerated vesting provisions of those awards are described below.

•The performance criteria (if any) applicable to any outstanding annual or multi-year cash incentive awards will be deemed satisfied at 100% of the target levels of performance for such awards, and the executive officers will be entitled to receive 100% of the target amount of each such annual or multi-year award, less any amount previously paid to the executive under such awards.

•Solely in the case of Mr. Keane, if Mr. Keane is required to pay any excise tax pursuant to Section 4999 of the U.S. Internal Revenue Code of 1986 as a result of compensation payments made to him, or benefits he obtained (including the acceleration of equity awards), in connection with a change in ownership or control of Cimpress plc, he will be entitled to receive a gross-up payment equal to the amount of such excise tax plus any additional taxes attributable to such gross-up payment. However, if reducing Mr. Keane's compensation payments by up to $50,000 would eliminate the requirement to pay an excise tax under Section 4999, then Cimpress has the right to reduce the payments by up to $50,000 to avoid triggering the excise tax and thus avoid providing a gross-up payment to Mr. Keane.

3YMA-Based PSU Awards

The equity plans and agreements that govern our 3YMA-based PSUs provide that, upon a change in control, all 3YMA-based PSUs that have satisfied the applicable service-based vesting conditions will be settled for Cimpress ordinary shares in accordance with the terms of the awards if the actual price paid per share to holders of Cimpress' securities in connection with the change in control equals or exceeds the minimum 3YMA CAGR thresholds set forth in the award agreements calculated as of the change in control date.

Mr. Baumgartner's Salary Replacement RSU Award

The RSU agreement that governs the RSU award Mr. Baumgartner received on January 1, 2021 to replace 88% of his salary over a four-year period provides that if Cimpress terminates Mr. Baumgartner's employment without cause (as defined in the agreement), then the "pro rata portion" of unvested RSUs will accelerate and become vested, but there is no acceleration upon a change in control. The "pro rata portion" of unvested RSUs is equal to (x) the number of RSUs that would have vested on the first vesting date that follows the end of the fiscal quarter in which Mr. Baumgartner's separation date occurs multiplied by (y) the quotient of the number of calendar days from the beginning of the fiscal quarter to the separation date divided by the number of calendar days in such fiscal quarter.

The following table sets forth information about the potential payments to our named executive officers upon their termination or a change in control of Cimpress, assuming that a termination or change in control took place on June 30, 2024.

Name		Cash Payment ($)(1)	Accelerated Vesting of Share Options ($)(2)	Accelerated Vesting of RSUs and PSUs ($)(3)	Benefits ($)(4)	Tax Gross-Up Payment ($)(5)	Total ($)
Robert S. Keane
•	Termination Without Cause or With Good Reason	2,000,000	—	—	43,479	—	2,043,479
•	Change in Control	—	—	9,027,159	—	—	9,027,159
•	Change in Control w/ Termination Without Cause or With Good Reason	2,000,000	—	9,027,159	43,479	—	11,070,638

Florian Baumgartner (6)
•	Termination Without Cause or With Good Reason	93,662	—	160,502	10,293	—	264,457
•	Change in Control	—	1,129,582	7,925,201	—	—	9,054,783
•	Change in Control w/ Termination Without Cause or With Good Reason	93,662	1,129,582	8,085,703	10,293	—	9,319,240

Sean E. Quinn
•	Termination Without Cause or With Good Reason	800,000	—	—	27,691	—	827,691
•	Change in Control	—	1,536,270	7,901,809	—	—	9,438,079
•	Change in Control w/ Termination Without Cause or With Good Reason	800,000	1,536,270	7,901,809	27,691	—	10,265,770

Maarten Wensveen
•	Termination Without Cause or With Good Reason	750,000	—	—	27,403	—	777,403
•	Change in Control	—	1,242,548	5,911,310	—	—	7,153,858
•	Change in Control w/ Termination Without Cause or With Good Reason	750,000	1,242,548	5,911,310	27,403	—	7,931,261

_____________

(1)	Amounts in this column represent severance amounts payable under the executive retention agreements upon the triggering event described in the first column.

(2)	Amounts in this column represent the value of unvested, in-the-money share options upon the triggering event described in the first column. The value of share options is based on the difference between the exercise price of the options and $87.61 per share, which was the closing price of our ordinary shares on Nasdaq on June 28, 2024, the last trading day of fiscal year 2024.

(3)	Amounts in this column represent the value, based on $87.61 per share, which was the closing price of our ordinary shares on Nasdaq on June 28, 2024, the last trading day of fiscal year 2024, of unvested RSUs and FY24 PSUs that would vest upon the triggering event described in the first column. For 3YMA-based PSUs, we assumed the price paid per share to holders of Cimpress' shares in connection with the change in control would represent a CAGR below the target performance goal for the PSU awards and accordingly that no shares would be issued pursuant to outstanding 3YMA-based PSU awards in a change in control.

(4)	Amounts reported in this column represent the estimated cost of providing employment related benefits (such as insurance for medical, dental, and vision) during the period the named executive officer is eligible to receive those benefits under the executive retention agreements, which is two years for Mr. Keane and one year for the other named executive officers.

(5)	None of our executive officers other than Mr. Keane have excise tax gross-up provisions in their agreements. We calculated the amount of tax gross up to which Mr. Keane would have been entitled if a triggering event had occurred on June 30, 2024 and determined that he would not have been entitled to a gross-up payment based on the assumptions described above.

(6)	The amounts relating to cash payments and welfare benefits for Mr. Baumgartner would be payable in Euros. For purposes of this table, we converted these payments from Euros to U.S. dollars at a currency exchange rate of €1.00 to $1.07658 based on the average currency exchange rate for the month of June 2024.

The Role of Company Executives in the Compensation Process

Although the Compensation Committee makes the final decisions about executive compensation, the Committee also takes into account the views of our Chief Executive Officer, who makes initial recommendations with respect to the compensation of executive officers other than himself. Other employees of Cimpress also participate in the preparation of materials presented to or requested by the Compensation Committee for use and consideration at Compensation Committee meetings.

Share Ownership Guidelines

We have share ownership guidelines for all of our executive officers and members of our Board of Directors. The guidelines require our executive officers and directors to hold Cimpress equity, including ordinary shares they hold directly or indirectly, unvested RSUs, vested and unvested PSUs, and vested, unexercised, in-the-money share options, with a value, based on the two-year trailing average of the closing prices of Cimpress' ordinary shares on Nasdaq, equal to or greater than a multiple of the executive officer’s annual base salary or the director's annual retainer, as follows:

•Chief Executive Officer: 5 times annual base salary
•Other executive officers: 3 times annual base salary
•Board of Directors: 3 times Board annual cash retainer

We give each executive officer and Board member four years from his or her initial appointment as a Cimpress executive officer or director to comply with the share ownership guidelines. As of June 30, 2024, all executive officers and directors had satisfied their ownership guideline requirement.

Share Option Granting Practices

We did not grant any share options to executives or employees during fiscal year 2024.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the
Board of Directors
Scott J. Vassalluzzo, Chair
Sophie A. Gasperment
Zachary S. Sternberg

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the compensation as required to be disclosed by SEC rules in each of the last three fiscal years for:

(i) our principal executive officer,

(ii) our principal financial officer, and

(iii) our other executive officers as of June 30, 2024.

Throughout this proxy statement, we refer to the individuals listed in (i) through (iii) above as our named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Share Awards ($)(3)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Robert S. Keane	2024	1,000,000	—	7,249,901	—	34,838(5)	8,284,739
Chairman and Chief	2023	1,756,346	—	1,320,915	—	—	3,077,261
Executive Officer, Cimpress	2022	766,468	—	7,342,285	—	25,067	8,133,820

Florian Baumgartner(4)	2024	93,662	200,000	2,749,945	—	—	3,043,607
Executive Vice President and	2023	94,292	200,000	1,749,969	1,249,983	—	3,294,244
Chief Executive Officer, Vista

Sean E. Quinn	2024	800,000	—	3,399,997	—	10,096(6)	4,210,093
Executive Vice President	2023	800,000	—	1,699,975	1,699,987	9,765	4,209,727
and Chief Financial Officer	2022	800,000	129,375	6,412,776	—	8,923	7,351,074

Maarten Wensveen	2024	750,000	—	2,749,945	—	10,350(6)	3,510,295
Executive Vice President and	2023	750,000	—	1,374,958	1,374,988	10,350	3,510,296
Chief Technology Officer	2022	750,000	—	4,510,594	—	9,150	5,269,744

_____________

(1)	In fiscal years 2019 through 2022, Mr. Keane received as much of his compensation as possible in the form of 3YMA-based PSUs, within the 75,000 PSUs per fiscal year limit set forth in his PSU Limitation Agreement. For Mr. Keane, the amount in this column for fiscal year 2022 represents the amount of his compensation that exceeded the 75,000 PSUs per fiscal year limit set forth in his PSU Limitation Agreement and was instead paid to him in cash as salary.

(2)	The amounts reported in this column for Messrs. Baumgartner and Quinn represent the payment of cash retention bonuses that were granted in previous fiscal years and vested in the years shown.

(3)	The amounts reported in these columns represent a dollar amount equal to the grant date fair value of the share options and share awards as computed in accordance with FASB ASC Topic 718. You can find the assumptions we used in the calculations for these amounts in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024. See footnote 5 to the Grants of Plan-Based Awards in the Fiscal Year Ended June 30, 2024 table for the value of the FY24 PSUs granted in fiscal year 2024 assuming the maximum achievement of the performance conditions.

(4)	Mr. Baumgartner was designated an executive officer of Cimpress in February 2023 in connection with his promotion to Chief Executive Officer of Vista. The amounts paid to or on behalf of Mr. Baumgartner (other than option and share awards) were paid in Euros. For fiscal year 2024, we converted these payments as reflected in this table from Euros to U.S. dollars at a currency exchange rate of €1.00 to $1.07658 based on the average currency exchange rate for the month of June 2024.

(5)	This amount represents Cimpress' external costs associated with its support of Mr. Keane's relocation of his primary residence and principal work location, including the formation and maintenance of a new subsidiary and obtaining legal and tax advice relating to Mr. Keane's employment.

(6)	This amount represents our matching contributions under our 401(k) deferred savings retirement plans.

Grants of Plan-Based Awards in the Fiscal Year Ended June 30, 2024

The following table contains information about plan-based awards granted to each of our named executive officers during the fiscal year ended June 30, 2024.

		Estimated Possible Payouts Under Equity Incentive Plan Awards(1)			Grant Date Fair Value of Share Awards
		Threshold	Target	Maximum
Name	Grant Date	(#)(2)	(#)(3)	(#)(4)	($)(5)
Robert S. Keane	8/15/2023	60,897	101,495	162,392	7,124,949
	12/14/2023	925	1,543	2,468	124,952

Florian Baumgartner	8/15/2023	23,503	39,173	62,676	2,749,945

Sean E. Quinn	8/15/2023	29,059	48,433	77,492	3,399,997

Maarten Wensveen	8/15/2023	23,503	39,173	62,676	2,749,945
___________________________

(1)	These columns represent FY24 PSU awards. Each PSU represents a right to receive between 0 and 1.6 Cimpress ordinary shares upon the satisfaction of (A) service-based vesting, and (B) performance conditions relating to he fiscal year 2024 revenue, adjusted EBITDA, and unlevered free cash flow of Cimpress (for Cimpress executive officers) or Vista (for Florian Baumgartner). The service-based vesting condition is that these FY24 PSU awards vest as to 25% of the number of PSUs subject to the award on August 15, 2024 and as to 6.25% of the number of PSUs every three months thereafter until August 15, 2028.

(2)	These amounts represent the number of Cimpress ordinary shares that would be subject to each FY24 PSU award if the target for the fiscal year 2024 revenue had been achieved at a 95% level and the adjusted EBITDA and unlevered cash flow had been achieved at a 90% level (multiplier of 60%).

(3)	These amounts represent the number of Cimpress ordinary shares that would be subject to each FY24 PSU award if the targets for the fiscal year 2024 revenue, adjusted EBITDA, and unlevered cash flow had been achieved at a 100% level (multiplier of 100%).

(4)	These amounts represent the number of Cimpress ordinary shares that would be subject to each FY24 PSU award if the target for the fiscal year 2024 revenue had been achieved at a 105% level or above and the adjusted EBITDA and unlevered cash flow had been achieved at a 110% level or above (multiplier of 160%).

(5)	The amounts reported in this column represent the grant date fair value for the equity awards computed in accordance with FASB ASC Topic 718. You can find the assumptions we used in the calculations for these amounts in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024. The maximum value of the FY24 PSUs assuming the maximum achievement of the performance conditions is $11,599,777 for Mr. Keane, $4,399,855 for Messrs. Baumgartner and Wensveen, and $5,439,938 for Mr. Quinn. We calculated the maximum values by multiplying the maximum number of shares issuable pursuant to each FY24 PSU award by the closing price of our ordinary shares on Nasdaq on the grant date.

Outstanding Equity Awards at June 30, 2024

The following table contains information about outstanding option awards, unvested RSUs and FY24 PSUs, and unearned shares subject to 3YMA-based PSUs as of June 30, 2024 for each of our named executive officers.

	Option Awards				Share Awards
	Number of Securities Underlying Unexercised Options (1)		Option Exercise Price	Option Expiration Date	Number of Share Units That Have Not Vested	Market Value of Share Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares	Equity Incentive Plan Awards: Market Value of Unearned Shares
Name	(#) Exercisable	(#) Unexercisable	($)		(#)(2)	($)(3)	(#)	($)(4)
Robert S. Keane					155,586(5)	13,630,889	93,750(6)	8,213,438
							78,970(7)	6,918,562
							73,498(8)	6,439,160
							10,759(9)	942,596
							91,536(10)	8,019,469
							1,398(11)	122,479
							19,010(12)	1,665,466
							1,403(13)	122,917
							73,335(14)	6,424,879
							79,322(15)	6,949,400
							10,886(16)	953,722
							1,611(17)	141,140
							1,288(18)	112,842
							91,768(19)	8,039,794
							1,981(20)	173,555

Florian Baumgartner	3,410	27,278	46.20	8/15/2032	56,800(5)	4,976,248	10,743(21)	941,194
					1,329(22)	116,434	10,999(23)	963,622
					5,496(24)	481,505	10,451(25)	915,612
					834(26)	73,067
					1,869(27)	163,743
					4,228(28)	370,415
					16,527(29)	1,447,930
					15,219(30)	1,333,337
					11,281(31)	988,328

Sean E. Quinn	37,099	37,099	46.20	8/15/2032	73,133(5)	6,407,182	24,301(6)	2,129,011
					3,988(22)	349,389	20,306(7)	1,779,009
					1,489(26)	130,451	18,898(8)	1,655,654
					5,609(27)	491,404	22,952(32)	2,010,825
					9,977(28)	874,085	19,641(23)	1,720,748
					20,697(30)	1,813,264	19,410(25)	1,700,510

Maarten Wensveen	30,007	30,006	46.20	8/15/2032	59,151(5)	5,182,219	14,400(6)	1,261,584
					3,323(22)	291,128	6,016(7)	527,062
					4,674(27)	409,489	3,651(8)	319,864
					3,563(28)	312,154	18,362(32)	1,608,695

16,740(30)	1,466,591	20,951(23)	1,835,517
		16,175(25)	1,417,092
___________________

(1)	25% of the original number of shares subject to each option award vest on June 30, 2023, and 6.25% of the original number of shares vest every three months thereafter until June 30, 2026, so long as the named executive officer continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on each vesting date.

(2)	These amounts represent the number of Cimpress ordinary shares issuable pursuant to RSU and FY24 PSU awards upon vesting.

(3)
The market value of the unvested RSUs and FY24 PSUs is determined by multiplying the number of shares issuable pursuant to the RSU and FY24 PSU awards by $87.61 per share, which was the closing price of our ordinary shares on Nasdaq on June 28, 2024, the last trading day of fiscal year 2024.

(4)
The market value of the unearned 3YMA-based PSUs is determined by multiplying the number of shares that would be issuable if the conditions described in the footnotes below were achieved by $87.61 per share, which was the closing price of our ordinary shares on Nasdaq on June 28, 2024, the last trading day of fiscal year 2024.

(5)	This amount represents the number of Cimpress ordinary shares issuable pursuant to this FY24 PSU award if the service-based condition is satisfied and reflects the Compensation Committee's determination of the number of ordinary shares earned for each FY24 PSU based on Cimpress' and Vista's actual fiscal year 2024 revenue, adjusted EBITDA, and unlevered free cash flow compared to the performance targets set by the Compensation Committee. The service-based vesting condition is that these FY24 PSU awards vest as to 25% of the number of PSUs subject to the award on August 15, 2024 and as to 6.25% of the number of PSUs every three months thereafter until August 15, 2028, so long as the named executive officer continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on each vesting date.

(6)	This amount represents the number of Cimpress ordinary shares that would be issuable if the 3YMA CAGR is 11% to 11.99% on any August 15 of 2022 through 2026, compared to $69.44, which was the 3YMA of Cimpress' ordinary shares on the grant date. The service-based vesting condition has been fully satisfied for these 3YMA-based PSUs, but no shares will be earned or issuable until the 3YMA on a measurement date meets or exceeds the CAGR performance thresholds.

(7)	This amount represents the number of Cimpress ordinary shares that would be issuable if the 3YMA CAGR is 11% to 11.99% on any August 15 of 2023 through 2027, compared to $83.10, which was the 3YMA of Cimpress' ordinary shares on the grant date. The service-based vesting condition has been fully satisfied for these 3YMA-based PSUs, but no shares will be earned or issuable until the 3YMA on a measurement date meets or exceeds the CAGR performance thresholds.

(8)	This amount represents the number of Cimpress ordinary shares that would be issuable if the 3YMA CAGR is 11% to 11.99% on any August 15 of 2024 through 2028, compared to $102.68, which was the 3YMA of Cimpress' ordinary shares on the grant date. The service-based vesting condition has been fully satisfied for these 3YMA-based PSUs, but no shares will be earned or issuable until the 3YMA on a measurement date meets or exceeds the CAGR performance thresholds.

(9)	This amount represents the number of Cimpress ordinary shares that would be issuable if the 3YMA CAGR is 11% to 11.99% on any February 15 of 2025 through 2029, compared to $109.35, which was the 3YMA of Cimpress' ordinary shares on the grant date. The service-based vesting condition has been fully satisfied for these 3YMA-based PSUs, but no shares will be earned or issuable until the 3YMA on a measurement date meets or exceeds the CAGR performance thresholds.

(10)	This amount represents the number of Cimpress ordinary shares that would be issuable if the 3YMA CAGR is 11% to 11.99% on any August 15 of 2025 through 2029, compared to $108.92, which was the 3YMA of Cimpress' ordinary shares on the grant date. The service-based vesting condition has been fully satisfied for these 3YMA-based PSUs, but no shares will be earned or issuable until the 3YMA on a measurement date meets or exceeds the CAGR performance thresholds.

(11)	This amount represents the number of Cimpress ordinary shares that would be issuable if the 3YMA CAGR is 11% to 11.99% on any November 15 of 2025 through 2029, compared to $111.70, which was the 3YMA of Cimpress' ordinary shares on the grant date. The service-based vesting condition has been fully satisfied for these 3YMA-based PSUs, but no shares will be earned or issuable until the 3YMA on a measurement date meets or exceeds the CAGR performance thresholds.

(12)	This amount represents the number of Cimpress ordinary shares that would be issuable if the 3YMA CAGR is 11% to 11.99% on any August 15 of 2026 through 2030, compared to $112.72, which was the 3YMA of Cimpress' ordinary shares on the grant date. The service-based vesting condition has been fully satisfied for these 3YMA-based PSUs, but no shares will be earned or issuable until the 3YMA on a measurement date meets or exceeds the CAGR performance thresholds.

(13)	This amount represents the number of Cimpress ordinary shares that would be issuable if the 3YMA CAGR is 11% to 11.99% on any November 15 of 2026 through 2030, compared to $111.23, which was the 3YMA of Cimpress' ordinary shares on the grant date. The service-based vesting condition of these 3YMA-based PSUs is that 25% of the PSUs vest on November 24 of each of 2021 through 2024 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2016 Performance Equity Plan on such vesting date. However, no shares will be earned or issuable until the 3YMA on a measurement date meets or exceeds the CAGR performance thresholds.

(14)	This amount represents the number of Cimpress ordinary shares that would be issuable if the 3YMA CAGR is 11% to 11.99% on any February 15 of 2027 through 2031, compared to $108.31, which was the 3YMA of Cimpress' ordinary shares on the grant date. The service-based vesting condition has been fully satisfied for these 3YMA-based PSUs, but no shares will be earned or issuable until the 3YMA on a measurement date meets or exceeds the CAGR performance thresholds.

(15)	This amount represents the number of Cimpress ordinary shares that would be issuable if the 3YMA CAGR is 11% to 11.99% on any August 15 of 2027 through 2031, compared to $100.46, which was the 3YMA of Cimpress' ordinary shares on the grant date. The service-based vesting condition of these 3YMA-based PSUs is that 25% of the PSUs vest on June 30 of each of 2022 through 2025 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on such vesting date. However, no shares will be earned or issuable until the 3YMA on a measurement date meets or exceeds the CAGR performance thresholds.

(16)	This amount represents the number of Cimpress ordinary shares that would be issuable if the 3YMA CAGR is 11% to 11.99% on any August 15 of 2027 through 2031, compared to $100.46, which was the 3YMA of Cimpress' ordinary shares on the grant date. The service-based vesting condition has been fully satisfied for these 3YMA-based PSUs, but no shares will be earned or issuable until the 3YMA on a measurement date meets or exceeds the CAGR performance thresholds.

(17)	This amount represents the number of Cimpress ordinary shares that would be issuable if the 3YMA CAGR is 11% to 11.99% on any November 15 of 2027 through 2031, compared to $96.94, which was the 3YMA of Cimpress' ordinary shares on the grant date. The service-based vesting condition of these 3YMA-based PSUs is that 25% of the PSUs vest on November 29 of each of 2022 through 2025 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on such vesting date. However, no shares will be earned or issuable until the 3YMA on a measurement date meets or exceeds the CAGR performance thresholds.

(18)	This amount represents the number of Cimpress ordinary shares that would be issuable if the 3YMA CAGR is 11% to 11.99% on any November 15 of 2027 through 2031, compared to $96.94, which was the 3YMA of Cimpress' ordinary shares on the grant date. The service-based vesting condition has been fully satisfied for these 3YMA-based PSUs, but no shares will be earned or issuable until the 3YMA on a measurement date meets or exceeds the CAGR performance thresholds.

(19)	This amount represents the number of Cimpress ordinary shares that would be issuable if the 3YMA CAGR is 11% to 11.99% on any November 16 of 2028 through 2032, compared to $78.82, which was the 3YMA of Cimpress' ordinary shares on the grant date. The service-based vesting condition of these 3YMA-based PSUs is that 25% of the PSUs vest on June 30 of each of 2023 through 2026 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on such vesting date. However, no shares will be earned or issuable until the 3YMA on a measurement date meets or exceeds the CAGR performance thresholds.

(20)	This amount represents the number of Cimpress ordinary shares that would be issuable if the 3YMA CAGR is 11% to 11.99% on any November 16 of 2028 through 2032, compared to $78.82, which was the 3YMA of Cimpress' ordinary shares on the grant date. The service-based vesting condition of these 3YMA-based PSUs is that 25% of the PSUs vest on November 15 of each of 2023 through 2026 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on such vesting date. However, no shares will be earned or issuable until the 3YMA on a measurement date meets or exceeds the CAGR performance thresholds.

(21)
This amount represents the number of Cimpress ordinary shares that would be issuable if the 3YMA CAGR is 9% to 9.99% on any November 15 of 2023 through 2027, compared to $111.70, which was the 3YMA of Cimpress' ordinary shares on the grant date. The service-based vesting condition has been fully satisfied for these 3YMA-based PSUs, but no shares will be earned or issuable until the 3YMA on a measurement date meets or exceeds the CAGR performance thresholds.

(22)
These RSU awards vest as to 25% of the original number of units on July 1 of each of 2021 through 2024, on each of which dates we will automatically issue one ordinary share for each vested unit so long as the named executive officer continues to be an eligible participant under Cimpress' 2011 Equity Incentive Plan on that date.

(23)
This amount represents the number of Cimpress ordinary shares that would be issuable if the 3YMA CAGR is 9% to 9.99% on any February 15 of 2025 through 2029, compared to $95.46, which was the two-year moving average daily closing price of Cimpress' ordinary shares on the grant date. The service-based vesting condition has been fully satisfied for these 3YMA-based PSUs, but no shares will be earned or issuable until the 3YMA on a measurement date meets or exceeds the CAGR performance thresholds.

(24)
This RSU award vests as to 6.25% of the original number of units on May 15, 2021 and as to an additional 6.25% on the 15th day of every third month thereafter until February 15, 2025, on each of which dates we will automatically issue one ordinary share for each vested unit so long as Mr. Baumgartner continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on that date.

(25)
This amount represents the number of Cimpress ordinary shares that would be issuable if the 3YMA CAGR is 9% to 9.99% on any August 15 of 2025 through 2029, compared to $100.46, which was the 3YMA of Cimpress' ordinary shares on the grant date. The service-based vesting condition for these 3YMA-based PSUs is that 25% of the original number of PSUs vest on June 30 of each of 2022 through 2025 so long as the named executive officer continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on each vesting date. However, no shares will be earned or issuable until the 3YMA on a measurement date meets or exceeds the CAGR performance thresholds.

(26)
These RSU awards vest as to 25% of the original number of units on August 15 of each of 2021 through 2024, on each of which dates we will automatically issue one ordinary share for each vested unit so long as the named executive officer continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on that date.

(27)
These RSU awards vest as to 25% of the original number of units on August 15 of each of 2022 through 2025, on each of which dates we will automatically issue one ordinary share for each vested unit so long as the named executive officer continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on that date.

(28)	These RSU awards vest as to one third of the original number of units on February 15 of each of 2023 through 2025, on each of which dates we will automatically issue one ordinary share for each vested unit so long as the named executive officer continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on that date.

(29)	This RSU award vests as to 25% of the original number of units on April 15 of each of 2023 through 2026, on each of which dates we will automatically issue one ordinary share for each vested unit so long as Mr. Baumgartner continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on that date.

(30)	These RSU awards vest as to 25% of the original number of units on August 15, 2023 and as to an additional 6.25% on the 15th day of every third month thereafter until August 15, 2026, on each of which dates we will automatically issue one ordinary share for each vested unit so long as the named executive officer continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on that date.

(31)	This RSU award vests as to 25% of the original number of units on January 15, 2024 and as to an additional 6.25% on the 15th day of every third month thereafter until January 15, 2027, on each of which dates we will automatically issue one ordinary share for each vested unit so long as Mr. Baumgartner continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on that date.

(32)	This amount represents the number of Cimpress ordinary shares that would be issuable if the 3YMA CAGR is 9% to 9.99% on any August 15 of 2023 through 2027, compared to $108.92, which was the 3YMA of Cimpress' ordinary shares on the grant date. The service-based vesting condition has been fully satisfied for these 3YMA-based PSUs, but no shares will be earned or issuable until the 3YMA on a measurement date meets or exceeds the CAGR performance thresholds.

Options Exercised and Shares Vested in the Fiscal Year Ended June 30, 2024

The following table contains information about option exercises and vesting of RSUs on an aggregated basis during fiscal year 2024 for each of our named executive officers. No shares were issued pursuant to PSUs during fiscal year 2024.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert S. Keane	—	—	—	—
Florian Baumgartner	23,869	1,016,829	39,882	3,209,238
Sean E. Quinn	—	—	45,978	3,459,764
Maarten Wensveen	—	—	33,864	2,467,068
_________________________

(1)	The value received on exercise of share options is determined by multiplying the number of shares exercised by the difference between the closing sale price of our ordinary shares on Nasdaq on the date of exercise and the exercise price.

(2)	The value realized on vesting of RSUs is determined by multiplying the number of shares that vested by the closing sale price of our ordinary shares on Nasdaq on the vest date, or on the last trading date immediately before the vest date if the vest date is not a trading date.

CEO Pay Ratio

Mr. Keane's fiscal year 2024 annual total compensation was $8,284,739, as reported in the Summary Compensation Table above, and the fiscal year 2024 annual total compensation of our median compensated employee other than Mr. Keane was $28,970. The ratio of the median employee's total compensation to Mr. Keane's total compensation is 1-to-286. As supplemental information, Mr. Keane's Realized Compensation for fiscal year 2024, as described above in the Compensation Discussion and Analysis section, was $1,000,000, which yields a ratio of 1-to-35.

Because there were no changes to our employee population or employee compensation from fiscal year 2023 to fiscal year 2024 that significantly impacted our pay ratio disclosure, we used the same median employee for fiscal year 2024 as we did for fiscal year 2023. For purposes of identifying the median compensated employee for fiscal year 2023, we used the same methodology that we have used in the past: we took into account base salary (for salaried employees) and wages paid (for hourly employees) during the fiscal year for all our employees as of May 1, 2023. We annualized this compensation for employees who did not work the entire fiscal year, except for employees designated as seasonal or temporary.

PAY VERSUS PERFORMANCE

The following table sets forth the total compensation of Robert Keane, our Chief Executive Officer (who is our principal executive officer as defined by SEC rules) and the average total compensation of our other named executive officers (Other NEOs) for fiscal years 2024, 2023, 2022, and 2021, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, calculated in accordance with applicable SEC rules.

Our Compensation Committee did not consider “compensation actually paid,” as defined by SEC rules, when making its executive compensation decisions for the covered fiscal years. Please see the Compensation Discussion and Analysis section in this proxy statement for a discussion of our Compensation Committee’s philosophy, objectives, and practices when making executive compensation decisions.

“Compensation actually paid” does not reflect amounts actually realized or realizable by our CEO and Other NEOs and may be higher or lower than the amounts our executives actually realize. See the discussion of "Realized Compensation" in the Compensation Discussion and Analysis section of this proxy statement for a calculation of compensation realized or realizable by our executives in each fiscal year.

Pay Versus Performance Table

Year	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO ($)(1)	Average Summary Compensation Table Total for Other NEOs ($)	Average Compensation Actually Paid to Other NEOs ($)(2)	Value of Initial Fixed $100 Investment Based On:		Cimpress' Net Income (Loss) (in thousands) ($)(4)	Cimpress' Adjusted EBITDA (in thousands) ($)(5)
					Cimpress Total Shareholder Return ($)(3)	Peer Group Total Shareholder Return ($)(3)
2024	8,284,739	21,341,751	3,587,998	8,308,863	114.76	123.66	173,682	457,503
2023	3,077,261	15,721,823	3,671,422	7,673,690	77.91	91.24	(185,978)	339,832
2022	8,133,820	(30,575,430)	6,310,409	(5,800,169)	50.96	82.38	(54,331)	281,063
2021	8,340,034	18,254,681	5,320,963	7,884,721	142.01	130.30	(85,229)	349,118
_____________

(1)    Mr. Keane served as our principal executive officer for each of fiscal years 2021, 2022, 2023, and 2024. The following table shows for each covered fiscal year the adjustments made to the total compensation shown for Mr. Keane in the Summary Compensation Table to arrive at "compensation actually paid" as reflected in the table above.

Adjustments to Determine CEO Compensation Actually Paid	2024	2023	2022	2021
Summary Compensation Table Total	8,284,739	3,077,261	8,133,820	8,340,034
Subtract: Grant date fair values of equity awards reported in "Stock Awards" column of the Summary Compensation Table	(7,249,901)	(1,320,915)	(7,342,285)	(8,283,797)
Add: Fair value as of the end of the covered fiscal year (FY) of all equity awards granted during the covered FY that remain outstanding and unvested as of the end of the FY	9,027,159	4,870,500	1,508,362	8,752,710
Add: The change in fair value (whether positive or negative) as of the end of the covered FY from the end of the prior FY of any equity awards granted in any prior FY that remain outstanding and unvested as of the end of the covered FY	11,279,754	9,094,977	(32,875,327)	9,445,734
Add: The fair value as of the vesting date of any equity awards that are granted and vest in the same FY	—	—	—	—
Add: The change in fair value (whether positive or negative) as of the vesting date from the end of the prior FY of any equity awards granted in any prior FY for which all applicable vesting conditions were satisfied at the end of or during the covered FY	—	—	—	—
Subtract: Fair value at the end of the prior FY of any equity awards that fail to meet the applicable vesting conditions during the covered FY	—	—	—	—
Compensation Actually Paid to CEO	21,341,751	15,721,823	(30,575,430)	18,254,681

(2)    The Other NEOs whose compensation amounts are averaged and included in this table are Sean Quinn and Maarten Wensveen for all four fiscal years and Florian Baumgartner for fiscal years 2023 and 2024 only. The following table shows for each covered fiscal year the adjustments made to the average of the total compensation shown for the Other NEOs in the Summary Compensation Table to arrive at "compensation actually paid" as reflected in the table above.

Adjustments to Determine Average Other NEO Compensation Actually Paid	2024	2023	2022	2021
Summary Compensation Table Total (Average)	3,587,998	3,671,422	6,310,409	5,320,963
Subtract: Grant date fair values of equity awards reported in "Option Awards" column of the Summary Compensation Table	—	(1,441,653)	—	—
Subtract: Grant date fair values of equity awards reported in "Stock Awards" column of the Summary Compensation Table	(2,966,629)	(1,608,301)	(5,461,685)	(4,349,908)
Add: Fair value as of the end of the covered fiscal year (FY) of all equity awards granted during the covered FY that remain outstanding and unvested as of the end of the FY	3,702,369	3,860,753	1,965,020	5,010,937
Add: The change in fair value (whether positive or negative) as of the end of the covered FY from the end of the prior FY of any equity awards granted in any prior FY that remain outstanding and unvested as of the end of the covered FY	2,938,491	2,603,464	(8,604,847)	1,867,160
Add: The fair value as of the vesting date of any equity awards that are granted and vest in the same FY	—	559,795	—	—
Add: The change in fair value (whether positive or negative) as of the vesting date from the end of the prior FY of any equity awards granted in any prior FY for which all applicable vesting conditions were satisfied at the end of or during the covered FY	1,046,634	28,210	(9,066)	35,569
Subtract: Fair value at the end of the prior FY of any equity awards that fail to meet the applicable vesting conditions during the covered FY	—	—	—	—
Average Compensation Actually Paid to Other NEOs	8,308,863	7,673,690	(5,800,169)	7,884,721

(3)    Our peer group for purposes of this table is the Research Data Group (RDG) Internet Composite Index, which is the published industry index included in the performance graph in our Annual Report on Form 10-K for all four of the covered fiscal years. The cumulative total returns to shareholders of Cimpress ordinary shares and the RDG Internet Composite index are calculated by assuming an investment of $100 (with reinvestment of all dividends) was made in our ordinary shares and in the index on June 30, 2020.

(4)    The amounts in this column are Cimpress' net income (loss) reflected in the audited financial statements published in our Annual Report on Form 10-K for the applicable year.

(5)    The FY24 PSU awards granted to our executive officers are based in part on the actual adjusted EBITDA of Cimpress on a consolidated basis (for Messrs. Keane, Quinn, and Wensveen) and of the Vista business (for Mr. Baumgartner) compared to performance targets set by the Compensation Committee, as described in more detail in the Compensation Discussion and Analysis section of this proxy statement. Vista's segment EBITDA for fiscal year 2023 was $224,081 (in thousands), and Vista's adjusted EBITDA for fiscal year 2024 as calculated in accordance with the FY24 PSU awards was $355,889 (in thousands). Please see Appendix A attached to this proxy statement for descriptions and reconciliations of Cimpress' and Vista's adjusted EBITDA.

Relationship between Compensation Actually Paid and Performance Metrics

The following graph shows the relationship between the amount of compensation actually paid to Mr. Keane and the average amount of compensation actually paid to the Other NEOs and the total shareholder return of Cimpress and its peer group, as set forth in the Pay Versus Performance Table above.

Compensation Actually Paid vs. Cimpress TSR and Peer Group TSR

$200.00
$100.00
$0.00
$(100.00)
$(200.00)
Value of $100 Investment
$20,000
$0
$(20,000)
Compensation Actually Paid
(in thousands)
2021
2022
2023
2024
Fiscal Year
Cimpress CEO
Cimpress Other NEOs
Cimpress TSR
RDG Internet Composite Index TSR

The following graph shows the relationship between the amount of compensation actually paid to Mr. Keane and the average amount of compensation actually paid to the Other NEOs and Cimpress' net income (loss) for each fiscal year, as set forth in the Pay Versus Performance Table above.

Compensation Actually Paid vs. Cimpress Net Income (Loss)

Cimpress Net Income (Loss) (in thousands)
$200,000
$100,000
$0
$(100,000)
$(200,000)
Compensation Actually Paid (in thousands)
$40,000
$20,000
$0
$(20,000)
2021
2022
2023
2024
Fiscal Year
Cimpress CEO
Cimpress Other NEOs
Cimpress Net Income (Loss)

The following graph shows the relationship between the amount of compensation actually paid to Mr. Keane and the average amount of compensation actually paid to the Other NEOs and Cimpress' adjusted EBITDA for each fiscal year, as set forth in the Pay Versus Performance Table above.

Compensation Actually Paid vs. Cimpress Adjusted EBITDA

$500,000
$250,000
$0
$(250,000)
$(500,000)
Cimpress Adjusted EBITDA
(in thousands)
$20,000
$0
$(20,000)
Compensation Actually Paid
(in thousands)
2021
2022
2023
2024
Fiscal Year
Cimpress CEO
Cimpress Other NEOs
Cimpress Adjusted EBITDA

Lists of Performance Measures for fiscal year 2024

The following are the financial performance measures that Cimpress has determined are our most important financial measures used by Cimpress to link executive compensation actually paid (as calculated above) to our named executive officers other than Mr. Baumgartner for fiscal year 2024 to performance.

•Cimpress adjusted EBITDA
•Cimpress adjusted unlevered free cash flow
•Cimpress adjusted revenue

The following are the financial performance measures that Cimpress has determined are our most important financial measures used by Cimpress to link executive compensation actually paid (as calculated above) to Mr. Baumgartner for fiscal year 2024 to performance.

•Vista adjusted EBITDA
•Vista adjusted unlevered free cash flow
•Vista adjusted revenue

PROPOSAL 3 - AMEND OUR 2020 EQUITY INCENTIVE PLAN TO INCREASE
THE NUMBER OF ORDINARY SHARES ISSUABLE

Our success depends on our ability to attract and retain top talent in a competitive marketplace, and to motivate that talent to achieve outstanding performance. In recent years we have seen the competitiveness for qualified candidates intensify, and we are often vying for qualified candidates against both larger, established companies with significant cash and equity resources and earlier-stage companies that offer significant equity upside. Our compensation program for senior members of our team is heavily focused on the use of equity incentive compensation, and our ability to offer equity awards is a critical tool for remaining competitive and motivating high levels of performance. Moreover, equity incentives align the interests of the employees with the long-term interests of our shareholders.

On September 9, 2024, our Board of Directors approved an amendment to our 2020 Equity Incentive Plan to increase the number of ordinary shares issuable under the plan by an additional 2,000,000 shares, subject to shareholder approval of the amendment at the annual meeting (as so amended, the 2020 Plan). The 2020 Plan is the only plan under which we issue equity awards.

We are seeking an increase in the number of ordinary shares issuable under the 2020 Plan for multiple reasons. First, as of August 20, 2024, there were only 221,002 ordinary shares available for issuance under the 2020 Plan, which is insufficient for our hiring and retention needs. Second, although we no longer grant 3YMA-based PSU awards, as of August 20, 2024, the 2020 Plan has 1,116,760 shares reserved for previously granted 3YMA-based PSUs that are unlikely to pay out in shares at the highest multiple, or perhaps at all, and therefore the risk of dilution from outstanding 3YMA-based PSUs is very low. Conversely, the shareholder value creation, net of dilution, if those 3YMA-based PSUs do pay out would be very high.

We currently reserve 2.5 shares from the 2020 Plan for each 3YMA-based PSU, which is the number of shares issuable if the highest performance threshold (20% or higher 3YMA CAGR) is achieved, but that is unlikely to occur. Our 3YMA-based PSU awards pay out in shares only if the 3YMA reaches or exceeds certain CAGR thresholds, which requires that the 3YMA steadily increase over a long period of time. However, our 3YMA has decreased from $112.72 on August 15, 2020 to $61.59 on August 15, 2024, and the table below shows the minimum 3YMA required to satisfy the CAGR thresholds as of various dates for any shares to be issued under any of the 3YMA-based PSU awards outstanding under the 2020 Plan that are held by our executives and employees (other than Robert Keane, whose 3YMA-based PSU awards have a performance period of six to ten years and a higher minimum 3YMA CAGR threshold of 11%).

Grant Date of PSU Award	Earliest Potential Payout Date	Final Potential Payout Date	Anniversary of Grant Date
			4th anniversary	5th anniversary	6th anniversary	7th anniversary	8th anniversary
			CAGR Threshold and Minimum 3YMA Target for Payout
			9% CAGR	9% CAGR	9% CAGR	9% CAGR	7% CAGR
2/15/2021	2/15/2025	2/15/2029	$134.75	$146.88	$160.10	$174.50	$164.02
5/15/2021	5/15/2025	5/15/2029	$146.66	$159.86	$174.25	$189.93	$178.52
8/15/2021	8/15/2025	8/15/2029	$141.81	$154.57	$168.48	$183.64	$172.61
11/15/2021	11/15/2025	11/15/2029	$136.84	$149.15	$162.58	$177.21	$166.56

If we do not achieve the 3YMA targets above, then each 3YMA-based PSU award will expire on the applicable Final Potential Payout Date above, no shares would be issued pursuant to the awards, and the shares reserved in respect of such awards would become available for issuance under the 2020 Plan.

There were also 951,224 outstanding 3YMA-based PSUs under our 2016 Performance Equity Plan (the 2016 Plan) as of August 20, 2024, and shares subject to PSUs under the 2016 Plan that expire, terminate, or are otherwise surrendered, canceled or forfeited are added to the 2020 Plan on a 1:1 basis. If the 3YMA CAGR thresholds for PSU awards under the 2016 Plan are not achieved before the expiration date for each award, then the awards will expire, with the first tranche of awards expiring on August 15, 2026 if the minimum 3YMA target of $136.60 is not achieved on that date. We estimate that approximately 815,000 shares will be added to the 2020 Plan from the 2016 Plan between August 15, 2026 and August 15, 2028 (inclusive) if none of the minimum 3YMA targets is achieved for awards under the 2016 Plan; the minimum 3YMA thresholds for these awards range from $136.60 to $291.55.

We welcome investors’ questions about the proposed amendment to the 2020 Plan. Please submit your questions to Meredith Burns in Investor Relations at ir@cimpress.com by [________], 2024, and we will provide written answers in a supplemental proxy filing by the end of October.

Summary of Material Features of the Plan

The material features of the 2020 Plan, as amended, are as follows:

•If our shareholders approve the amendment to the 2020 Plan to increase the number of ordinary shares issuable under the plan by an additional 2,000,000 shares, then the maximum number of ordinary shares issuable under the 2020 Plan will be 7,500,000 plus an additional number of ordinary shares equal to the number of 3YMA-based PSUs (on a 1:1 basis) outstanding under the 2016 Plan that expire, terminate, or are otherwise surrendered, canceled or forfeited.

•The 2020 Plan permits the award of share options (both incentive stock options and non-statutory share options), share appreciation rights, restricted shares, restricted share units, other share-based awards, and dividend equivalent rights.

•Shares tendered or held back for taxes will not be added back to the reserved pool under the 2020 Plan. Upon the exercise of a share appreciation right that is settled in ordinary shares, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares we reacquire on the open market will not be added to the reserved pool under the 2020 Plan.

•Share options and share appreciation rights may not be repriced in any manner without shareholder approval.

•Any dividends and dividend equivalent rights payable with respect to any equity award are subject to the same vesting provisions as the underlying award.

•Any material amendment to the 2020 Plan is subject to approval by our shareholders.

•The 2020 Plan will expire on November 25, 2030.

Based solely on the closing price of our ordinary shares as reported by Nasdaq on August 20, 2024, which was $86.48 per share, and the 6,066,473 shares that either were reserved for future issuance pursuant to outstanding awards as of that date or would have been available for awards under the 2020 Plan if the plan had been amended as of such date, the maximum aggregate market value of the ordinary shares that could potentially be issued under the 2020 Plan is $524,628,585.

Our Grant Practices

As of August 20, 2024, there were 221,002 ordinary shares available for issuance under the 2020 Plan, which is the only plan under which we issue equity awards. As of August 20, 2024, the outstanding awards under all of our equity compensation plans, including legacy plans under which we no longer grant awards, consisted of the following:
•share options to acquire 317,077 ordinary shares, with a weighted average exercise price of $46.40 and a weighted average remaining term of 7.6 years
•full value awards in the form of 3YMA-based PSUs covering1,397,928 ordinary shares on a 1:1 basis and 3,494,820 ordinary shares assuming maximum achievement of the performance conditions (which is extremely unlikely)
•full value awards in the form of PSUs with performance conditions based on Cimpress' financial results for fiscal year 2025 covering 449,707 ordinary shares on a 1:1 basis and 719,531 ordinary shares assuming maximum achievement of the performance conditions
•unvested full value awards in the form of FY24 PSUs covering 561,110 ordinary shares and RSUs covering 1,140,479 ordinary shares

Other than as described above, no awards were outstanding under our equity compensation plans as of August 20, 2024.

Below is information regarding historical awards granted and earned:

•Fiscal year 2025 to date (July 1, 2024 - August 20, 2024, which includes our annual LTI grants to employees):
◦No share options granted
◦Full-value time-based awards: 295,945 RSUs granted; no restricted shares granted
◦Full-value performance awards: 449,707 PSUs granted (with performance targets based on fiscal year 2025 financial results), 235,584 incremental shares earned pursuant to FY24 PSUs, and no shares earned pursuant to 3YMA-based PSUs
◦25,256,653 ordinary shares outstanding at August 20, 2024

•Fiscal year 2024:
◦No share options granted
◦Full-value time-based awards: 344,268 RSUs granted; no restricted shares granted
◦Full-value performance awards: 544,120 FY24 PSUs granted and no shares earned pursuant to PSUs
◦26,151,968 weighted average ordinary shares outstanding (basic)

•Fiscal year 2023:
◦Share options to purchase 436,211 shares granted
◦Full-value time-based awards: 1,120,951 RSUs granted; no restricted shares granted
◦Full-value performance awards: 75,000 3YMA-based PSUs granted and no shares earned pursuant to PSUs
◦26,252,860 weighted average ordinary shares outstanding (basic)

•Fiscal year 2022:
◦No share options granted
◦Full-value time-based awards: 771,671 RSUs granted; no restricted shares granted
◦Full-value performance awards: 215,899 3YMA-based PSUs granted and no shares earned pursuant to PSUs
◦26,094,842 weighted average ordinary shares outstanding (basic)

•Share options granted under the 2020 Plan since the plan's inception:
◦Robert Keane, Chairman and Chief Executive Officer, Cimpress: 0
◦Florian Baumgartner, Executive Vice President and Chief Executive Officer, Vista: share option to purchase 54,557 shares
◦Sean Quinn, Executive Vice President and Chief Financial Officer: share option to purchase 74,198 shares
◦Maarten Wensveen, Executive Vice President and Chief Technology Officer: share option to purchase 60,013 shares
◦Current directors who are not executive officers: 0
◦All employees other than executive officers: 247,443

Each RSU represents Cimpress' commitment to issue one ordinary share upon vesting. Each FY24 PSU based on Cimpress' consolidated financial results represents Cimpress' commitment to issue 1.51 ordinary shares upon vesting based on achievement of the applicable financial results for fiscal year 2024, and each FY24 PSU based on the financial results of the Vista business represents Cimpress' commitment to issue 1.45 ordinary shares upon vesting based on achievement of the applicable financial results for fiscal year 2024. Each 3YMA-based PSU represents a right to receive between 0 and 2.5 ordinary shares upon the satisfaction of both service-based vesting over time and performance conditions relating to the compound annual growth rate of Cimpress' three-year moving average share price over a multiple-year period determined by our Board.

Description of our 2020 Plan This summary of the 2020 Plan, as amended, is qualified in its entirety by the text of the 2020 Plan as proposed to be amended attached as Appendix B to this proxy statement as filed with the SEC.

Types of Awards; Authorized Number of Ordinary Shares and Share Counting The 2020 Plan provides for the grant of incentive stock options, non-statutory share options, share appreciation rights, restricted shares, restricted share units, other share-based awards, and dividend equivalent rights, to which we refer in this proxy statement collectively as awards. Subject to adjustment in the event of stock splits, stock dividends and other similar events and assuming shareholders approve the proposed amendment to increase the number of shares issuable under the 2020 Plan, we may make awards under the 2020 Plan for up to 7,500,000 of our ordinary shares plus an additional number of ordinary shares equal to the number of 3YMA-based PSUs currently outstanding under the 2016 Plan that expire, terminate or are otherwise surrendered, canceled or forfeited. Ordinary shares underlying awards under the 2020 Plan and ordinary shares underlying 3YMA-based PSUs under the 2016 Plan on the basis of one ordinary share for each PSU that expires, terminates or is otherwise surrendered, canceled or forfeited, or is not issued will become available for the grant of new awards under the 2020 Plan. We will not add back to the number of ordinary shares available for the grant of awards under the 2020 Plan any ordinary shares that a participant delivers to Cimpress (whether by actual delivery, attestation or net exercise) to (1) purchase ordinary shares upon the exercise of an award or (2) satisfy tax withholding obligations (including shares retained from the award creating the tax obligation). Similarly, ordinary shares that we may acquire on the open market, whether using the proceeds from the exercise of awards or using other funds, do not increase the number of shares available for future grant of awards.

Description of Awards

Incentive Stock Options and Non-statutory Share Options. Optionees receive the right to purchase a specified number of ordinary shares at a specified exercise price and subject to such other terms and conditions as we specify in connection with the option grant. The exercise price of the options may not be less than 100% of the fair market value per ordinary share on the date the option is granted, unless our Board approves the grant of an option with an exercise price to be determined on a future date, in which case the exercise price may not be less than 100% of the fair market value on such future date. Fair market value for this purpose is determined by reference to the price of the ordinary shares on Nasdaq. Options may not have a term in excess of ten years. The 2020 Plan allows optionees to pay the exercise price of options through the following forms of payment: (a) cash or check, (b) a “cashless exercise” through a broker, (c) subject to certain conditions, surrender of ordinary shares to Cimpress, (d) subject to certain conditions, in the case of non-statutory share options, by “net exercise,” (e) any other lawful consideration as our Board may determine, or (f) any combination of these forms of payment. To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of ordinary shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.

Share Appreciation Rights. A share appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount of our ordinary shares or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of an ordinary share over the measurement price established pursuant to the applicable SAR agreement. The measurement price may not be less than 100% of the fair market value of our ordinary shares on the date the SAR is granted, unless the Board approves the grant of an SAR effective as of a future date, in which case the measurement price may not be less than 100% of the fair market value on such future date. SARs may be granted independently or in tandem with an option. SARs may not have a term in excess of ten years.

Restricted Share Awards. A restricted share award is a grant of our ordinary shares subject to our right to acquire by way of redemption all or some of the shares from the recipient if the conditions specified in the award are not satisfied before the end of the restriction period established for the award. Our Board determines the terms and conditions of restricted share awards, including the purchase price, if any. Any dividends that we may pay during the vesting period of restricted share awards will accrue but not be paid to the participant until and only to the extent the restricted share award vests.

Restricted Share Unit Awards. A restricted share unit award entitles the recipient to receive ordinary shares or cash at the time the award vests pursuant to the terms and conditions that our Board determines.

Other Share-Based Awards. We may grant under the 2020 Plan other awards that are based on our ordinary shares pursuant to the terms and conditions that our Board determines, including awards of our ordinary shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, ordinary shares or other property.

Dividend Equivalent Rights. We may grant dividend equivalent rights to participants as a component of a restricted share unit award, which entitle the recipient to receive credits for dividends that would be paid if the recipient held the ordinary shares underlying the restricted share unit award. Dividend equivalent rights granted as a component of a restricted share unit award may be paid only if the related restricted share units become vested. Dividend equivalent rights may be settled in cash, ordinary shares of common stock or a combination thereof, as determined by the Board.

Eligibility to Receive Awards  Employees, officers, directors, consultants and advisors of Cimpress and its subsidiaries and of other business ventures in which Cimpress has a controlling interest are eligible to be granted awards under the 2020 Plan. Under present law, however, incentive stock options may be granted only to employees of Cimpress and its subsidiaries. As of August 20, 2024, approximately 15,000 employees, including our four executive officers, and the four non-employee directors who serve on our Board were eligible to receive awards under the 2020 Plan. Although the 2020 Plan permits awards to consultants and advisors, we grant awards to consultants or advisors only in rare instances, and we do not track how many individuals may be providing consulting or advising services to us at any given time. The granting of awards under the 2020 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Transferability of Awards A person who is granted an award under the 2020 Plan may not sell, assign, transfer, pledge or otherwise encumber such award, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option and awards subject to Section 409A of the US Tax Code, pursuant to a qualified domestic relations order. During the life of the participant, only the participant may exercise such award. However, the Board may permit or provide in an award for the gratuitous transfer of the award by a participant without consideration, subject to any limitations that the Board deems appropriate.

Administration of the 2020 Plan The Board administers the 2020 Plan and has the authority to grant awards and adopt, amend and repeal such administrative rules, guidelines and practices relating to the plan as it deems advisable. The Board may delegate any or all of its powers under the 2020 Plan to one or more committees or subcommittees of the Board, and, subject to certain limits, the Board may also delegate to one or more of our officers the power to grant awards to Cimpress employees or officers who are not executive officers, Section 16 officers, or members of the Board and to exercise such other powers under the 2020 Plan as the Board may determine. Our Board, or any committee to which our Board delegates authority, as the case may be, selects the recipients of awards and determines (a) the number of ordinary shares covered by awards and the dates upon which such awards become exercisable, issuable or otherwise vest; (b) the exercise, measurement or purchase price of awards (which may not be less than 100% of the fair market value of our ordinary shares on the date of grant for options and SARs); (c) the duration of awards (which may not exceed ten years for options and SARs), and (d) the terms and conditions of such awards.

Adjustments for Changes in our Ordinary Shares and Certain Other Events We are required to make equitable adjustments, in the manner determined by our Board, in connection with the 2020 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in our capitalization. The 2020 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (a) any merger or consolidation of Cimpress with or into another entity as a result of which all of our ordinary shares are converted into or exchanged for the right to receive cash, securities or other property, or are canceled; (b) the transfer or disposition of all of our ordinary shares for cash, securities or other property pursuant to a share exchange or other transaction; (c) the sale of all or substantially all of the assets of Cimpress on a consolidated basis to an unrelated person or entity; (d) any other transaction in which the owners of Cimpress’ outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of Cimpress or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from Cimpress; or (e) any liquidation or dissolution of Cimpress. In connection with a Reorganization Event, our Board may take any one or more of the following actions as to all or any outstanding awards (other than restricted share awards) on such terms as our Board determines: (i) provide that the acquiring or succeeding corporation (or an affiliate thereof) assume such awards or substitute substantially equivalent awards; (ii) upon written notice to a participant, provide that all of the participant’s unexercised awards will terminate immediately before the consummation of the Reorganization Event unless exercised by the participant; (iii) provide that outstanding awards become exercisable, realizable, or deliverable, or restrictions applicable to an award lapse, in whole or in part before or upon the Reorganization Event; (iv) in the event of a Reorganization Event under which holders of our ordinary shares will receive a cash payment for each ordinary share surrendered in the Reorganization Event, make or provide for a cash payment to participants with respect to each award held by a participant in exchange for the termination of such award equal to the number of ordinary shares subject to the vested portion of the award multiplied by the excess, if any, of the price per ordinary share in the Reorganization Event over the exercise, measurement or purchase price of the award; (v) provide that, in connection with a liquidation or dissolution of Cimpress, awards convert into the right to receive liquidation proceeds (net of any exercise, measurement or purchase price); and (vi) any combination of the above actions.

Acceleration The Board may at any time provide that any award becomes immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part.

Substitute Awards In connection with Cimpress’ acquisition of another entity, the Board may grant awards in substitution for any options or other stock or stock-based awards granted by such entity, on such terms as the Board deems appropriate in the circumstances notwithstanding the 2020 Plan’s limitations on awards. Substitute awards do not count against the plan’s overall share limit, except as the U.S. Internal Revenue Code of 1986 (US Tax Code) may require.

Repricings Unless approved by our shareholders, we may not (1) amend any outstanding option or SAR granted under the 2020 Plan to provide an exercise or measurement price that is lower than the then-current exercise or measurement price of such option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the 2020 Plan) and grant in substitution for that option or SAR any new awards under the 2020 Plan (other than substitute awards granted in connection with a merger with another entity or acquisition of the property or stock of an entity) covering the same or a different number of shares and having an exercise or measurement price lower than the then-current exercise or measurement price of the canceled option or SAR, (3) cancel in exchange for a cash payment an option or SAR with an exercise price above the then-current fair market value of the shares, or (4) take any other action under the 2020 Plan that constitutes a repricing under the rules of the NASDAQ Stock Market.

Tax Withholding Participants in the 2020 Plan are responsible for the payment of any federal, state or local taxes, charges, levies or social insurance contributions that we are required by law to withhold upon the exercise of options or SARs or vesting of other awards. We may require that tax withholding obligations satisfied by withholding ordinary shares to be issued pursuant to exercise or vesting. We may also require our tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of ordinary shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to Cimpress in an amount that would satisfy the withholding amount due.

Amendment and Termination We may not grant any awards under the 2020 Plan after November 25, 2030, which is the tenth anniversary of the date on which our shareholders originally approved the plan, but previously granted awards may extend beyond that date. We may not grant any incentive stock options under the 2020 Plan after August 26, 2030, which is the tenth anniversary of the date on which our Board originally approved the plan. The Board may amend, suspend or terminate the 2020 Plan or any portion thereof at any time, subject to shareholder approval of certain amendments. We must obtain the approval of our shareholders for any amendment to the 2020 Plan to the extent required under the rules of the NASDAQ Stock Market.

United States Federal Income Tax Consequences

As required by SEC rules, we are providing a summary of the United States federal income tax consequences that will generally arise with respect to awards granted under the 2020 Plan. The following summary is based on the federal tax laws in effect as of the date of this proxy statement and assumes that all awards are exempt from, or comply with, the rules under Section 409A of the US Tax Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below. This summary does not describe all United States federal tax consequences under the 2020 Plan, nor does it describe state, local or non-U.S. tax consequences.

Incentive Stock Options No taxable income is generally realized by a participant upon the grant or exercise of an incentive stock option. If ordinary shares issued to a participant pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such ordinary shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) Cimpress will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the participant.

If ordinary shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the ordinary shares at exercise (or, if less, the amount realized on a sale of such ordinary shares) over the exercise price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering ordinary shares.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonstatutory option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Nonstatutory Options No income is realized by the optionee at the time a nonstatutory option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the ordinary shares on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the ordinary shares have been held. Special rules will apply where all or a portion of the exercise price of the nonstatutory option is paid by tendering ordinary shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards We generally will be entitled to a tax deduction in connection with other awards under the 2020 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments The vesting of any portion of an award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the US Tax Code. Any such parachute payments may be non-deductible by Cimpress, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions Under Section 162(m) of the US Tax Code, Cimpress' deduction for awards under the 2020 Plan may be limited to the extent that any "covered employee" (as defined in Section 162(m) of the US Tax Code) receives compensation in excess of $1 million a year.

Our Board of Directors recommends that you vote FOR the amendment to our 2020 Equity Incentive Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of June 30, 2024 about the securities issued or authorized for future issuance under our current equity compensation plans.

Equity Compensation Plan Information

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by shareholders(1)	5,798,557	$46.39	1,090,723
Equity compensation plans not approved by shareholders	—	—	—
Total	5,798,557	$46.39	1,090,723(3)
_____________

(1)	Consists of our 2005 Non-Employee Directors’ Share Option Plan, 2011 Equity Incentive Plan, 2016 Performance Equity Plan, and 2020 Equity Incentive Plan. This column includes an aggregate of 5,459,964 shares underlying RSUs and PSUs. For PSUs, the number of shares is based on the maximum performance multiplier, which is 2.5 shares for each 3YMA-based PSU and 1.6 shares for each FY24 PSU.

(2)	Represents the weighted-average exercise price of outstanding share options. The weighted average exercise price does not take into account PSU or RSU awards as those awards have no exercise price.

(3)	Consists of shares available for future awards under our 2020 Equity Incentive Plan. For PSU awards, we assumed that we would issue ordinary shares equal to the maximum possible multiplier of the outstanding PSUs as described in footnote 1 above, which is the maximum potential share issuance.

PROPOSAL 4 - AUTHORIZE OUR BOARD TO ISSUE ORDINARY SHARES

Under Irish law, the directors of an Irish public limited company must have authority from the company’s shareholders to issue shares and to grant rights to acquire shares (such as options, warrants, and other convertible securities), including shares that are part of the company’s authorized but unissued share capital. This requirement does not apply to the issue of shares and the grant of rights to acquire shares to employees or former employees under an "employees’ share scheme" as defined under Irish law, which includes our equity compensation plans.

Our Board currently has authority to issue shares and to grant rights to acquire shares up to a maximum of 5,318,007 ordinary shares, which is equivalent to 20% of our issued and outstanding ordinary share capital as of October 23, 2023 (the latest practicable date before mailing the proxy statement for our 2023 annual general meeting of shareholders). This authority will expire on June 14, 2025, unless previously renewed, varied, or revoked.

We are seeking from our shareholders at the annual meeting a renewal of our Board's authority to issue and grant rights to acquire ordinary shares up to a maximum of [_____________] shares, which is equivalent to 20% of our issued and outstanding ordinary share capital as of [________], 2024 (the latest practicable date before mailing this proxy statement). The proposed renewed authority is for a period expiring on May 20, 2026, which is 18 months after the date of this annual meeting, and we expect to propose renewals of this authority on a regular basis at future annual general meetings. If this proposal is not passed, Cimpress will have a limited ability to issue ordinary shares after the Board's current authority expires on June 14, 2025, unless previously renewed, varied, or revoked.

We are seeking this authorization to maintain our flexibility to issue, or grant rights to acquire, ordinary shares at times when we believe doing so would be in Cimpress' best interests, including in connection with acquisitions, financings, and other transactions, for other general corporate purposes, and for equity compensation of our non-employee directors (as the exception for issuances pursuant to an employees' share scheme applies only to employees and former employees). We believe it is important to our continued growth to retain the flexibility to issue securities in a timely manner without the delay and uncertainty of obtaining specific shareholder approval for each issuance. We are seeking authorization to issue a limited number of shares for a limited time (18 months) to balance our need for flexibility to issue new shares against the potential dilution of our shareholders. Furthermore, because our ordinary shares are listed on Nasdaq, our issuance of additional shares will remain subject to Nasdaq rules, which require, among other things, shareholder approval for the issuance of shares in excess of 20% of our outstanding shares if the shares are issued below the "minimum price" determined by Nasdaq rules and in certain other circumstances (with several exceptions).

All references to "issued and outstanding" ordinary share capital are references to our issued ordinary share capital excluding any ordinary shares that have been acquired by Cimpress and are held as treasury shares.

Accordingly, the following resolution will be submitted to our shareholders for approval, as an ordinary resolution, at the Annual Meeting:

“Resolved, that the directors are, with effect from the passing of this resolution, hereby generally and unconditionally authorized to exercise all powers of Cimpress plc to allot and issue relevant securities (within the meaning of section 1021 of the Companies Act 2014, as amended) up to an aggregate nominal value of €[__________], which represents [_____________] ordinary shares, equivalent to 20% of the aggregate nominal value and number of the issued and outstanding ordinary shares (excluding treasury shares) in the capital of Cimpress plc as of [________], 2024 (the latest practicable date before mailing this proxy statement), and the authority conferred by this resolution shall expire on May 20, 2026, unless previously renewed, varied or revoked by Cimpress, provided that Cimpress may, before such expiry, make an offer or agreement which would, or might, require relevant securities to be allotted and issued after such expiry and, in that case, the directors may allot and issue relevant securities in pursuance of any such offer or agreement as if the authority conferred by this resolution had not expired.”

Our Board of Directors recommends that you vote FOR our authorization to issue ordinary shares and grant rights to acquire ordinary shares as described above.

PROPOSAL 5 - AUTHORIZE OUR BOARD TO OPT OUT OF
STATUTORY PREEMPTION RIGHTS

Under Irish law, unless its directors are otherwise authorized and empowered to opt out, when an Irish public limited company proposes to issue, or grant rights to acquire, shares for cash, the company is required to first offer those shares or rights on the same or more favorable terms to existing shareholders of the company on a pro rata basis (commonly referred to as statutory preemption rights). Statutory preemption rights do not apply to the issue of shares or the grant of rights to acquire shares (i) for cash to employees or former employees under an employees’ share scheme, including our equity compensation plans, or (ii) for non-cash consideration, such as on a share-for-share transaction.

Our Board is currently authorized and empowered to opt out of statutory preemption rights and to issue shares and to grant rights to acquire shares up to a maximum of 5,318,007 shares without regard to statutory preemption rights, which is equivalent to 20% of our issued and outstanding ordinary share capital as of October 23, 2023 (the latest practicable date before mailing the proxy statement for our 2023 annual general meeting of shareholders). This authority will expire on June 14, 2025, unless previously renewed, varied, or revoked.

We are seeking from our shareholders at the annual meeting a renewal of our Board's authority to issue and grant rights to acquire ordinary shares for cash without regard to statutory preemption rights up to a maximum of [_____________] shares, which is equivalent to 20% of our issued and outstanding ordinary share capital as of [________], 2024 (the latest practicable date before mailing this proxy statement). The proposed renewed authority is for a period expiring on May 20, 2026, which is 18 months after the date of this annual meeting, and we expect to propose further renewals of this authority on a regular basis at future annual general meetings.

We believe that if we are not granted the authority to opt out of statutory preemption rights, our ability to raise capital through sales of our securities would be significantly affected because shareholders’ exercise of their preemption rights would cause delays in a transaction and may dissuade potential buyers of our securities from entering into a transaction with us. Preemption rights are uncommon for publicly traded companies domiciled in the United States.

All references to "issued and outstanding" ordinary share capital are references to our issued ordinary share capital excluding any ordinary shares that have been acquired by Cimpress and are held as treasury shares.

Accordingly, the following resolution will be submitted to our shareholders for approval, as a special resolution, at the Annual Meeting:

“Resolved, that, subject to and conditional on the passing of the resolution in respect of Proposal 4, as set out above, and with effect from the passing of this resolution, the directors are hereby empowered pursuant to section 1023 of the Companies Act 2014, as amended (the Act), to allot and issue equity securities (within the meaning of section 1023 of the Act) for cash pursuant to the authority conferred by the said Proposal 4 as if section 1022(1) of the Act did not apply to any such allotment, provided that this power shall be limited to:

1.the allotment and issue of equity securities in connection with a rights’ issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert other securities into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be practicable) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with any treasury shares, fractional entitlements that would otherwise arise, record dates or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory, or otherwise); and

2.the allotment and issue (otherwise than pursuant to sub-paragraph (1) above) of equity securities up to an aggregate nominal value of €[__________], which represents [_____________] ordinary shares, equivalent to 20% of the aggregate nominal value and number of the issued and outstanding ordinary shares (excluding treasury shares) in the capital of Cimpress plc as of [________], 2024 (the latest practicable date before mailing this proxy statement)

and, in each case, the authority conferred by this resolution shall expire on May 20, 2026, unless previously renewed, varied or revoked, provided that Cimpress plc may, before such expiry, make an offer or agreement, which would, or might, require any such securities to be allotted and issued after such expiry, and in that case, the directors may allot and issue equity securities in pursuance of any such offer or agreement as if the authority conferred by this resolution had not expired.”

This proposal is conditional upon the approval of Proposal 4, as required by Irish law.

Our Board of Directors recommends that you vote FOR our authorization to opt out of statutory preemption rights as described above.

PROPOSAL 6 - REAPPOINT OUR
STATUTORY AUDITOR UNDER IRISH LAW

The Irish Companies Act 2014 requires that our statutory auditors be appointed at each annual general meeting of shareholders, to hold office from the conclusion of the annual general meeting until the conclusion of the next annual general meeting. PricewaterhouseCoopers Ireland has served as Cimpress plc's Irish statutory auditor since fiscal year 2020 and is affiliated with PricewaterhouseCoopers LLP, who our Audit Committee has selected as our U.S. independent registered public accounting firm for the fiscal year ending June 30, 2025 with respect to our consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles. We refer to PricewaterhouseCoopers LLP and PricewaterhouseCoopers Ireland together as PwC.

Our Audit Committee has recommended that PricewaterhouseCoopers Ireland be appointed as our Irish statutory auditor. If our shareholders do not approve the reappointment of PricewaterhouseCoopers Ireland at this annual meeting, our Board of Directors may appoint a person or firm to fill the vacancy.

We do not expect that PwC will attend the annual meeting, have an opportunity to make a statement, or be available to answer questions.

Our Board of Directors recommends that you vote FOR the reappointment of PricewaterhouseCoopers Ireland as our statutory auditor under Irish law to hold office until the conclusion of our annual general meeting in 2025.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table presents the aggregate fees and expenses billed for services rendered by PwC for the fiscal years ended June 30, 2024 and June 30, 2023. The amounts reported for each fiscal year represent the fees and expenses for services rendered during the applicable fiscal year, regardless of when the fees and expenses were billed.

	Fiscal Year 2024	Fiscal Year 2023
Audit Fees(1)	$4,660,109	$4,329,726
Tax Fees(2)	202,000	455,755
All Other Fees(3)	2,000	32,900
Total Fees	$4,864,109	$4,818,381
_____________

(1)
Audit fees and expenses consisted of fees and expenses billed for the audit of our consolidated financial statements, statutory audits of Cimpress plc and certain of our subsidiaries, quarterly reviews of our financial statements, and the audit of the effectiveness of internal control over financial reporting as promulgated by Section 404 of the U.S. Sarbanes-Oxley Act.

(2)
Tax fees and expenses consisted of fees and expenses for tax compliance (including tax return preparation), tax advice, tax planning and consultation services. Tax compliance services (assistance with tax returns, tax audits and appeals) accounted for all of the total tax fees billed in fiscal year 2024 and $225,960 of the total tax fees billed in fiscal year 2023.

(3)
For fiscal year 2024, this amount included subscription fees for an accounting research tool. For fiscal year 2023, this amount included subscription fees for an accounting research tool and the filing of a registration statement on Form S-8.

Audit Committee’s Pre-approval Policy and Procedures

Our Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our registered public accounting firm. We may not engage the independent registered public accounting firm to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. From time to time, the Audit Committee pre-approves services that are expected to be provided to Cimpress by the independent registered public accounting firm during the following 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also subject to a maximum dollar amount. At regularly scheduled meetings of the Audit Committee, management or the independent registered public accounting firm report to the Audit Committee regarding services actually provided to Cimpress.

During our fiscal year ended June 30, 2024, PwC did not provide any services to Cimpress other than in accordance with the pre-approval policies and procedures described above.

PROPOSAL 7 - AUTHORIZE OUR BOARD OR AUDIT COMMITTEE
TO DETERMINE THE REMUNERATION OF OUR STATUTORY AUDITOR UNDER IRISH LAW

Under the Irish Companies Act 2014, the remuneration of our statutory auditor under Irish law must be fixed by our shareholders in a general meeting of the company or in such manner as may be determined in a general meeting. We are asking our shareholders to authorize our Board or the Audit Committee of the Board to determine PricewaterhouseCoopers Ireland's remuneration as our statutory auditor under Irish law for the duration of PwC’s term of office. Our Board has delegated the authority to determine the remuneration of our statutory auditor under Irish law to the Audit Committee of the Board in accordance with the Board’s procedures and applicable law.

Our Board of Directors recommends that you vote FOR the authorization of our Board or Audit Committee to determine the remuneration of PricewaterhouseCoopers Ireland.

CORPORATE GOVERNANCE

Board of Directors and Committees

During our fiscal year ended June 30, 2024, our Board met three times, and each of our directors attended at least 90% of the total number of meetings of the Board and the committees of which such director was a member during the period of time he or she served on such committee. We do not have a policy with respect to director attendance at our annual general meetings of shareholders, and all five of our directors attended our 2023 annual general meeting of shareholders.

The Board has standing Audit, Compensation, and Nominating Committees. Each committee has a charter that has been approved by the Board, and each committee reviews the adequacy of its charter from time to time. The Board and each committee have the power to hire and consult with independent legal, financial or other advisors for the benefit of the Board or such committee, as they may deem necessary. The Board and each committee may also form and delegate authority to one or more subcommittees, as they deem appropriate (including a subcommittee consisting of a single member).

Director	Audit Committee	Compensation Committee	Nominating Committee
Sophie A. Gasperment		member	member
Zachary S. Sternberg	member	member	Chair
Dessislava Temperley	Chair and Audit Committee Financial Expert
Scott J. Vassalluzzo	member	Chair	member
All committee members independent?	Yes, meet independence criteria for audit committee members	Yes, meet independence criteria for compensation committee members	Yes
How many meetings during fiscal year 2023?	five	two	none

Audit Committee. The Audit Committee’s responsibilities include the following:

•evaluating and retaining our independent registered public accounting firm

•approving the compensation of, and assessing (or recommending that the Board assess) the independence of, our registered public accounting firm

•overseeing the work of our independent registered public accounting firm, including the receipt and consideration of certain reports from the firm

•reviewing and discussing our financial statements and other financial disclosures and considering whether to recommend to the Board that our audited financial statements be included in our Annual Report on Form 10-K

•coordinating the Board’s oversight of our internal control over financial reporting and disclosure controls and procedures

•overseeing our internal audit function

•establishing procedures for the receipt, retention, and treatment of accounting-related complaints and concerns

•coordinating the Board's oversight of our Code of Business Conduct and reviewing allegations made on our confidential reporting helpline

•reviewing and approving any related person transactions

•discussing our policies with respect to financial and accounting risk assessment and risk management

•preparing the Audit Committee report included in this proxy statement

Compensation Committee. The Compensation Committee’s responsibilities include the following:

•reviewing and approving the compensation of our Chief Executive Officer and our other executive officers

•reviewing and making recommendations to the Board with respect to incentive compensation and equity-based plans and overseeing and administering our equity-based plans

•reviewing and approving director compensation

•overseeing the risks associated with our compensation policies and practices

•reviewing and discussing with management the Compensation Discussion and Analysis section of the proxy statement and considering whether to recommend to the Board that the Compensation Discussion and Analysis be included in the proxy statement

•preparing the Compensation Committee report included in this proxy statement

Nominating Committee. The Nominating Committee's responsibilities include the following:

•identifying individuals qualified to become Board members

•recommending to the Board the persons to be nominated for appointment as directors and to each of the Board’s committees

•monitoring communications to the Board from shareholders and other interested parties

Corporate Governance Guidelines

We believe that good corporate governance is important to ensure that Cimpress is managed for the long-term benefit of our stakeholders, including but not limited to our shareholders. The Board has adopted Corporate Governance Guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Cimpress and our stakeholders. The Corporate Governance Guidelines provide a framework for the conduct of the Board’s business.

Among other things, the Corporate Governance Guidelines provide as follows:

•A majority of the members of the Board must be independent directors, except as permitted by Nasdaq rules.

•The Board should focus on, and develop a strategy for, long-term value creation by Cimpress.

•The non-employee directors must meet at least twice per year in executive session without any members of Cimpress' management to discuss, among other matters, the performance of our Chief Executive Officer.

•The Board has full and free access to management and employees and the authority to hire and consult with independent advisors.

•The Board must have at all times an Audit Committee, Compensation Committee, and Nominating Committee composed of non-employee directors who meet the independence and other criteria set forth in Nasdaq rules.

•On an annual basis or such other frequency as the Board determines, the Board must conduct a self-evaluation to determine whether it and its committees are functioning effectively.

You can find our Corporate Governance Guidelines, our Code of Business Conduct, and the charters for our Audit Committee, Compensation Committee and Nominating Committee on our Investor Relations website at ir.cimpress.com, or you can request copies of these documents by emailing us at ir@cimpress.com or writing to Investor Relations, c/o Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA.

Code of Business Conduct

We have adopted a written code of business conduct that applies to our Board, officers, and employees, a current copy of which is posted on the Corporate Governance page of ir.cimpress.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Insider Trading Policy

Our Board of Directors has adopted an Insider Trading Policy, which is filed as an exhibit to our Annual Report on Form 10-K, that governs the purchase, sale, and other dispositions of Cimpress' securities by our executive officers, directors, and employees and that is reasonably designed to promote compliance with insider trading laws, rules, and regulations and Nasdaq listing standards. Our Insider Trading Policy also prohibits Cimpress' executive officers, directors, and employees from engaging in any derivative or hedging transactions in Cimpress securities, including but not limited to short sales, put options, call options, collars, futures contracts, forward contracts, and swaps.

Determination of Independence

Under Nasdaq rules, members of our Board qualify as “independent directors” only if, in the opinion of the Board, they do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that none of its members other than Robert Keane, our Chief Executive Officer, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that all of the non-employee directors are “independent directors” as defined under Nasdaq's Marketplace Rules.

Oversight of Risk

Our Board has responsibility for risk oversight, and the full Board or its relevant committees regularly conduct reviews of certain risk areas. In addition, based on an internal risk assessment, we believe that any risks arising from our compensation programs for our employees are not reasonably likely to have a material adverse effect on Cimpress.

Board Leadership Structure

The chair of our Board of Directors is Robert Keane, who is also our Chief Executive Officer. We believe that combining the roles of chairperson and chief executive officer is appropriate for Cimpress given the small size of our Board. We believe that appointing a separate lead director as chair, or in addition to a chair, would add unnecessary process for a Board of five directors and could impede the Board's decision-making process.

Board Nomination Process

The process that our Nominating Committee follows to identify and evaluate candidates for members of our Board includes requests to its members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of nominees, the Nominating Committee applies, among other things, the criteria for Board members set forth as an attachment to the Nominating Committee Charter. These criteria include among others the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of any conflicts of interest, and ability to act in the interests of all of Cimpress' stakeholders. In addition, the Charter specifies that nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law and that the Nominating Committee and Board should consider the value of diversity on the Board. The Committee does not assign specific weights to particular criteria, and no particular criterion other than integrity and good character is a prerequisite for each prospective nominee.

We believe that the backgrounds and qualifications of the members of our Board, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Accordingly, the Nominating Committee seeks nominees with a broad diversity of experience, professions, skills and backgrounds.

Shareholders may recommend individuals to the Nominating Committee for consideration as potential candidates for the Board by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our ordinary shares for at least a year as of the date such recommendation is made, to Nominating Committee, c/o General Counsel, Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA. If appropriate biographical and background material has been provided on a timely basis, the Nominating Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Report of the Audit Committee

The Audit Committee has reviewed Cimpress' audited consolidated financial statements for the fiscal year ended June 30, 2024 and has discussed these financial statements with Cimpress' management and PricewaterhouseCoopers LLP, our independent registered public accounting firm for fiscal year 2024.

The Audit Committee has also received from, and discussed with, PwC various communications that PwC is required to provide to the Audit Committee pursuant to the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and in effect for Cimpress' fiscal year 2024. The Audit Committee has discussed with the independent registered public accounting firm its independence from Cimpress. The Audit Committee also considered whether the provision of other, non-audit related services referred to under the heading “Independent Registered Public Accounting Firm Fees and Other Matters” under Proposal 6 is compatible with maintaining the independence of our registered public accounting firm.

Based on its discussions with, and its review of the representations and information provided by, management and PwC, the Audit Committee recommended to the Board that the audited financial statements be included in Cimpress' Annual Report on Form 10-K for the fiscal year ended June 30, 2024.

This Audit Committee Report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates this Report.

Audit Committee of the Board of Directors
Dessislava Temperley, Chairman
Zachary S. Sternberg
Scott J. Vassalluzzo

Certain Relationships and Related Transactions

Policies and Procedures for Related Person Transactions

We have a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are a participant, the amount involved exceeds $25,000, and a related person has a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. A related person is any person who is or was a Cimpress executive officer or member of our Board of Directors at any time since the beginning of our most recently completed fiscal year, the beneficial holder of more than 5% of any class of our voting securities, or an immediate family member of anyone described in this sentence.

All potential related person transactions that we propose to enter into must be reported to our Chief Legal Officer (CLO, who is currently our General Counsel) or Chief Accounting Officer (CAO), who will determine whether each reported transaction qualifies as a related person transaction. If so, then the CLO and CAO will submit the transaction for review and approval by our Audit Committee. If our CLO and CAO determine that advance approval of a related person transaction by the full Audit Committee is not practicable under the circumstances, then they will submit the transaction to the Audit Committee chair for review and approval, and the full Audit Committee will review and ratify the related person transaction at the next Committee meeting.

In addition, the Audit Committee will review annually any previously approved or otherwise already existing related person transaction that is ongoing in nature to ensure that such related person transaction has been conducted in accordance with the Audit Committee’s previous approval, if any, and that all required disclosures regarding the related person transaction are made.

When considering a proposed related person transaction, the Audit Committee will review and consider, to the extent appropriate for the circumstances:

•the related person’s interest in the related person transaction;

•the approximate dollar value of the amount involved in the related person transaction;

•the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•whether the transaction was undertaken in the ordinary course of business;

•whether the transaction with the related person is entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•the purpose of, and the potential benefits to us of, the transaction; and

•any other information regarding the related person transaction or the related person that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee will review all relevant information available to it about the related person transaction. The Audit Committee may approve or ratify the related person transaction only if the Committee determines that, under all of the circumstances, the transaction is in or is not inconsistent with our best interests. The Committee may, in its sole discretion, impose conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

In addition, under our Corporate Governance Guidelines, any director who has a conflict of interest is required to disclose that conflict to the Chairman, full Board, or General Counsel and to abstain from voting on any resolution involving, or participating in any discussion of, the conflict.

Related Person Transaction

During fiscal year 2024, there was one related person transaction as defined by SEC rules: On March 3, 2024, we repurchased 300,000 of our ordinary shares from The Spruce House Partnership LLC (Spruce House) at a price of $97.50 per share, representing a discount of $2.14 to the closing price of our shares on Nasdaq on March 1, 2024. Zachary Sternberg, a Managing Member of Spruce House, is one of our directors and a member of our Audit Committee. The disinterested members of our Audit Committee reviewed the proposed repurchase transaction under our related person transaction policy and considered, among other things, Mr. Sternberg's and Spruce House's interest in the transaction, the approximated dollar value of the transaction, and the purpose and the potential benefits to Cimpress of entering into the transaction. Based on these considerations, the disinterested members of the Audit Committee concluded that the transaction was in our best interest.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2024, Ms. Gasperment and Messrs. Sternberg and Vassalluzzo served as members of our Compensation Committee. None of these directors has ever been an officer or employee of Cimpress or any of our subsidiaries, and during fiscal year 2024, no Compensation Committee member had any relationship with us requiring disclosure under SEC rules, other than Mr. Sternberg, who is a Managing Member of Spruce House, from which Cimpress repurchased 300,000 of its ordinary shares as described above under the heading "Related Person Transaction."

During fiscal year 2024, none of our executive officers served as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had one or more executive officers serving as a member of our Board or Compensation Committee.

Communicating with the Board

Our Board will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. The chair of the Nominating Committee, with the assistance of Cimpress' General Counsel, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as its members consider appropriate.

The chair of the Nominating Committee will forward communications to the full Board if the communications relate to substantive matters and include suggestions or comments that he considers to be important for the directors to know. In general, the chair is more likely to forward communications relating to corporate governance and corporate strategy than communications relating to ordinary business affairs, personal grievances, and matters as to which Cimpress may receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to our Board should address such communications to:

Board of Directors
c/o Corporate Secretary, Cimpress plc
275 Wyman Street
Waltham, MA 02451
USA

COMPENSATION OF OUR BOARD OF DIRECTORS

We use a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve as members of our Board of Directors. When considering the compensation of our directors, our Compensation Committee considers the significant amount of time that directors expend in fulfilling their duties to Cimpress and the skill level that we require of our Board members. For fiscal year 2024, our director compensation program was as follows:

Cash Compensation for Directors
All directors (including Mr. Keane)	$100,000 retainer per fiscal year
Chair of the Audit Committee	Additional $25,000 retainer per fiscal year

Equity Compensation for Directors
Non-employee directors	$160,000 of RSUs annually in connection with Cimpress' annual general meeting of shareholders, so long as they remain a director following that annual general meeting
Executive director (Mr. Keane)	For his service as a director, an equity award with a $125,000 value in the same form and with the same terms and vesting as he receives for the fiscal year in his role as Chief Executive Officer of Cimpress

The RSU awards granted to our non-employee directors in fiscal year 2024 vest as to 25% on November 15, 2024 and as to an additional 25% on the following three anniversaries of that date. Mr. Keane's compensation as a director of Cimpress plc is included in his compensation amounts in the Executive Compensation Tables in this proxy statement.

Non-Employee Director Compensation Table

The following table contains information about the compensation earned by our non-employee directors in the fiscal year ended June 30, 2024:

Name	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)	Total ($)
Sophie A. Gasperment	100,000	159,936	259,936
Zachary S. Sternberg	100,000	159,936	259,936
Dessislava Temperley	125,000	159,936	284,936
Scott J. Vassalluzzo	100,000	159,936	259,936
_____________

(1)	The amounts reported in this column represent a dollar amount equal to the grant date fair value of the RSUs as computed in accordance with FASB ASC Topic 718. You can find the assumptions we used in the calculations for these amounts in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024.
In addition, at June 30, 2024, our non-employee directors held the following outstanding equity compensation awards:

•	Ms. Gasperment held 6,753 3YMA-based PSUs and 6,060 RSUs.

•	Mr. Sternberg held 5,128 3YMA-based PSUs and 6,060 RSUs.

•	Ms. Temperley held 6,931 RSUs.

•	Mr. Vassalluzzo held 6,239 3YMA-based PSUs, 6,060 RSUs, and unexercised share options to purchase an aggregate of 5,298 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of our ordinary shares as of August 20, 2024 by:

•each shareholder we know to own beneficially more than 5% of our outstanding ordinary shares;

•each member of our Board of Directors;

•our named executive officers who are listed in the Summary Compensation Table in this proxy statement; and

•all of our current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Ordinary Shares Beneficially Owned(2)	Percent of Ordinary Shares Beneficially Owned(3)
ArrowMark Colorado Holdings, LLC (4)	1,363,906	5.4%
100 Fillmore Street, Suite 325
Denver, CO 80206 USA

BlackRock, Inc. (5)	1,313,492	5.2
50 Hudson Yards
New York, NY 1001 USA

Janus Henderson Group plc (6)	2,702,449	10.7
201 Bishopsgate
EC2M 3AE London UK

Prescott General Partners LLC	3,906,492	15.5
2200 Butts Road, Suite 320
Boca Raton, FL 33431 USA

Thomas W. Smith	1,606,079	6.4
2200 Butts Road, Suite 320
Boca Raton, FL 33431 USA

The Spruce House Partnership LLC	2,058,904	8.2
435 Hudson Street, 8th Floor
New York, NY 10014 USA

The Vanguard Group (7)	1,720,504	6.8
100 Vanguard Blvd.
Malvern, PA 19355 USA

Named Executive Officers and Directors
Robert S. Keane (8)(9)	2,195,895	8.7

Florian Baumgartner (9)	38,866	*

Sophie A. Gasperment (9)	1,646	*

Sean E. Quinn (9)	65,830	*

Zachary S. Sternberg (9)(10)	2,075,753	8.2

Dessislava Temperley (9)	1,890	*

Scott J. Vassalluzzo (9)(11)	77,611	*

Maarten Wensveen (9)	57,905	*

All current executive officers and directors as a group (8 persons) (9)	4,515,396	17.8%
_____________

*	Less than 1%

(1)
Unless otherwise indicated, the address of each executive officer and director is c/o Cimpress plc, First Floor Building 3, Finnabair Business and Technology Park, Dundalk, Co. Louth A91 XR61, Ireland.

(2)	For each person or entity in the table above, the “Number of Shares Beneficially Owned” column may include ordinary shares attributable to the person or entity because of that holder’s voting or investment power or other relationship, as determined under SEC rules. Under these rules, a person or entity is deemed to have “beneficial ownership” of any shares over which that person or entity has or shares voting or investment power, plus any shares that the person or entity may acquire within 60 days of August 20, 2024 (i.e., October 19, 2024), including through the exercise of share options or the vesting of RSUs. Unless otherwise indicated, each person or entity referenced in the table has sole voting and investment power over the shares listed or shares such power with his or her spouse. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named shareholder.

(3)	The percentage ownership for each shareholder on August 20, 2024 is calculated by dividing (1) the total number of shares beneficially owned by the shareholder 25,256,653, the number of ordinary shares outstanding on August 20, 2024, plus any shares issuable to the shareholder within 60 days after August 20, 2024 (i.e., October 19, 2024), including RSUs that vest and share options that are exercisable on or before October 19, 2024.

(4)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on February 14, 2024.

(5)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on May 8, 2024.

(6)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on February 13, 2024.

(7)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on February 13, 2024.

(8)	Includes an aggregate of 2,172,444 shares held by trusts established for the benefit for Mr. Keane or members of his immediate family, entities wholly owned by such trusts, and a charitable entity established by Mr. Keane and his spouse. Mr. Keane and his spouse disclaim beneficial ownership of the shares owned by the trusts and other entities except to the extent of their pecuniary interest therein.

(9)
Includes the number of shares that each named executive officer and director listed below has the right to acquire under share options, PSUs, and RSUs that vest on or before October 19, 2024:

•Mr. Baumgartner: 7,845 shares
•Ms. Gasperment: 0 shares
•Mr. Keane: 0 shares
•Mr. Quinn: 41,737 shares
•Mr. Sternberg: 0 shares
•Ms. Temperley: 436 shares
•Mr. Vassalluzzo: 5,298 shares
•Mr. Wensveen: 33,758 shares

(10)	Includes 2,058,904 shares held by The Spruce House Partnership LLC. The general partner of The Spruce House Partnership LLC is Spruce House Capital LLC, of which Mr. Sternberg is a managing member. Mr. Sternberg disclaims beneficial ownership of the shares held by The Spruce House Partnership LLC except to the extent of his pecuniary interest therein.

(11)	Includes 1,958 shares held in investment accounts established for the benefit of certain family members, with respect to which Mr. Vassalluzzo disclaims beneficial ownership except to the extent of his pecuniary interest therein.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, our shareholders will consider and act upon the 2 proposals listed in the Notice of Annual General Meeting of Shareholders that appears on the first page of this proxy statement.

Who can vote?

To be able to vote on the matters listed in the Notice of Annual General Meeting of Shareholders on the first page of this proxy statement, you must have held ordinary shares of Cimpress at the close of business on September 20, 2024, which is the record date for the annual meeting. Shareholders of record at the close of business on September 20, 2024 are entitled to vote on each proposal at the meeting. The number of outstanding ordinary shares entitled to vote on each proposal at the meeting is [_________]. Currently, there are no outstanding preferred shares of Cimpress.

How many votes do I have?

Each ordinary share of Cimpress that you owned on the record date entitles you to one vote on each matter that is voted on at the annual meeting.

Is my vote important?

Your vote is important regardless of how many ordinary shares you own. Please take a moment to read the instructions below, vote your shares, and submit your proxy as soon as possible to ensure that your shares are represented and voted at the annual meeting.

How do I vote?

If you are a holder of record and your shares are not held in “street name” by a bank or brokerage firm, you may vote by using any of the following methods:

•by telephone using the toll-free telephone number shown on the proxy card or Notice of Internet Availability

•through the Internet as instructed on the proxy card or Notice of Internet Availability

•if you received proxy materials by mail or if you request a paper proxy card by telephone or through the Internet, by completing and signing the proxy card and promptly returning it in the envelope provided to Proxy Services c/o Computershare Investor Services, PO Box 505000, Louisville, KY 40233-9814 USA (which will be forwarded electronically to Cimpress' registered office in Ireland), or by mailing or otherwise depositing it at our registered office in Ireland

•by attending the meeting and voting in person

For your vote to be counted at the meeting, your proxy must be received no later than 4:00 p.m. Eastern Standard Time on November 19, 2024, the last business day before the meeting (or if the meeting is adjourned or postponed, the last business day before the adjourned or postponed meeting).

If the shares you own are held in street name by a bank or brokerage firm, then your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides to you. Many banks and brokerage firms offer the option of voting by mail, over the Internet, or by telephone, which will be explained in the voting instruction form you receive from your bank or brokerage firm.

The shares you own will be voted according to the instructions you return to Computershare Trust Company or your bank or brokerage firm. If you are a holder of record and sign and return the proxy card, but do not give any instructions on a particular matter to be voted on as described in this proxy statement, then the shares you own will be voted in accordance with the recommendations of our Board of Directors. If your shares are held in street name at a broker, your broker may under certain circumstances vote your shares on “routine” matters if you do not timely provide voting instructions in accordance with the instructions provided by them. However, if you do not provide timely instructions, your broker does not have the authority to vote on any “non-routine” proposals at the annual meeting and a “broker non-vote” will occur. “Broker non-votes” are shares that are held in street name by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote such shares on a particular matter.

Can I change my vote or revoke my proxy after I have mailed my proxy card?

Yes. If your shares are held in street name by a bank or brokerage firm and you wish to revoke or change your voting instructions, then you must follow the directions you receive from your bank or brokerage firm. If you are a holder of record and your shares are not held in street name, then you can revoke your proxy and change your vote by doing any one of the following things:

•signing another proxy card with a later date and delivering the new proxy card to Proxy Services c/o Computershare Investor Services, PO Box 505000, Louisville, KY 40233-9814 USA no later than 4:00 p.m. Eastern Standard Time on the last business day before the meeting (or if the meeting is adjourned or postponed, the last business day before the adjourned or postponed meeting);

•delivering written notice to Proxy Services c/o Computershare Investor Services, PO Box 505000, Louisville, KY 40233-9814 USA no later than 4:00 p.m. Eastern Standard Time on the last business day before the meeting that you want to revoke your proxy (or if the meeting is adjourned or postponed, the last business day before the adjourned or postponed meeting); or

•voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

How do I attend the meeting and vote in person?

If you wish to attend our annual meeting in Dublin, Ireland in person, we request that you notify us in advance, if possible, by sending our General Counsel written notice at the offices of our subsidiary Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA. If you need directions to the meeting, please contact Investor Relations by email at ir@cimpress.com or by phone at +1 781-652-6480. You will need to present the proxy card that you received, together with a form of personal photo identification, in order to be admitted.

If you wish to attend the meeting and your shares are held in street name by a bank or brokerage firm, then you must bring with you to the meeting an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the meeting. To be able to vote your shares held in street name at the meeting, you will need to obtain a legal proxy from the holder of record, i.e., your bank or brokerage firm.

What vote is required?

Under Cimpress' Constitution, holders of at least a majority of our outstanding ordinary shares must be represented at the annual meeting to constitute a quorum, and the following vote is required to approve each of the proposals described in this proxy statement, in each case assuming a quorum is present:

•Proposal 2 (advisory “say on pay”):  This proposal requires the approval of at least a majority of votes cast at the annual meeting. This vote is non-binding and advisory in nature, but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

•Proposal 5 (authorize our Board to opt out of statutory preemption rights): This proposal requires the approval of at least 75% of the votes cast at the annual meeting.

•All other proposals: These proposals require the approval of at least a majority of votes cast at the annual meeting.

For all proposals, Irish law provides that ordinary shares represented at the meeting and abstaining from voting will count as shares present at the meeting for the purpose of determining whether there is a quorum but will not count for the purpose of determining the number of votes cast. Broker non-votes will not count as shares present at the meeting or for the purpose of determining the number of votes cast. “Broker non-votes” are shares that are held in street name by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

How will votes be counted?

Each ordinary share will be counted as one vote according to the instructions contained on a properly completed proxy or on a ballot voted in person at the meeting. Abstentions and broker non-votes are not counted as either votes in favor of a proposal or votes against a proposal and therefore have no impact on the voting, although abstentions do count for the purpose of determining the size of the quorum.

Who will count the votes?

Computershare Trust Company, Inc., our transfer agent, will count, tabulate, and certify the votes.

How does the Board of Directors recommend that I vote on the proposals?

Our Board recommends that you vote FOR all 2 proposals.

Do the executive officers or directors have any substantial interests in these proposals?

No, our executive officers and directors do not have any substantial direct or indirect interests in the proposals, except to the extent of their ownership of our ordinary shares or their own appointment to the Board of Directors.

Will any other business be conducted at the meeting or will other matters be voted on?

Our Board does not know of any other matters that may come before the meeting. If any other matter properly comes before the meeting, then, to the extent permitted by applicable law, the persons named in the proxy card that accompanies this proxy statement may exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

Within four business days after the annual meeting, we will report the voting results on a Current Report on Form 8-K that we will file with the SEC.

How and when may I submit a shareholder proposal, including a shareholder nomination for a Board position, for the 2025 annual general meeting?

Because we are an Irish public limited company whose shares are traded on a U.S. securities exchange, both U.S. and Irish rules and timeframes will apply if you wish to submit a candidate to be considered for election to our Board of Directors at our 2025 annual general meeting or if you wish to submit another kind of proposal for consideration by shareholders at our 2025 annual general meeting.

Under our Constitution, in order to nominate a candidate for election as a director or bring other business before our 2025 annual general meeting, you must deliver notice of the matter, in compliance with the Constitution, to the address listed below no earlier than 120 calendar days and no later than 90 calendar days before the first anniversary of the 2024 annual meeting. However, if the date of our 2025 annual general meeting is more than 30 calendar days before or more than 60 calendar days after the first anniversary of the 2024 annual meeting, you must deliver the required notice no earlier than 120 calendar days before the 2025 annual general meeting and no later than the later of 90 calendar days before the 2025 annual general meeting or five calendar days after the day on we first publicly announce the date of our 2025 annual general meeting.

Under U.S. securities laws, if you wish to have a proposal included in our proxy statement for the 2025 annual general meeting, then in addition to the above requirements, you also need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, and we must receive your proposal at our office in Dundalk,

Ireland as set forth below no later than [____], 2025. To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice at our office in Dundalk, Ireland as set forth below no later than [____], 2025, and the notice must set forth the information required by Rule 14a-19 under the Securities Exchange Act.

Any proposals, nominations or notices under our Constitution or pursuant to Rule 14a-8 or 14a-19 should be sent to:

Secretary, Cimpress plc
First Floor Building 3, Finnabair Business and Technology Park
Dundalk, Co. Louth, A91 XR61
Ireland

With a copy to:
General Counsel
Cimpress USA Incorporated
275 Wyman Street
Waltham, MA 02451
USA

What are the costs of soliciting these proxies?

We will bear the costs of solicitation of proxies. We have retained Alliance Advisors for a fee of $13,500 plus expenses to assist us in soliciting proxies from our shareholders and to verify certain records relating to the solicitation. We and our directors, officers, and selected other employees may also solicit proxies by mail, telephone, e-mail, or other means of communication. Directors, officers, and employees who help us in soliciting proxies will not be specially compensated for those services, but they may be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their solicitation. We will request brokers, custodians, and fiduciaries to forward proxy soliciting material to the owners of our ordinary shares that they hold in their names and will reimburse these entities for their out-of-pocket expenses incurred in connection with the distribution of our proxy materials.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to shareholders may be sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you contact us by emailing ir@cimpress.com, writing us at Investor Relations, Cimpress, 275 Wyman Street, Waltham, MA 02451 USA, or calling us at telephone no. +1 781-652-6480. If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder if you hold your shares in street name, or you may contact us per the above if you are a holder of record.

APPENDIX A

Non-GAAP Reconciliations
(in thousands)

Adjusted EBITDA of Cimpress plc
Fiscal Years 2021 - 2023

	FY 2021	FY 2022	FY 2023

GAAP operating income	$123,510	$47,298	$57,309
Depreciation and amortization	173,212	175,681	162,428
Share-based compensation expense (1)	37,034	49,766	39,682
Proceeds from insurance	122	—	—
Certain impairments and other adjustments	20,453	(9,709)	6,932
Restructuring related charges	1,641	13,603	43,757
Realized gains (losses) on currency derivatives not included in operating income	(6,854)	4,424	29,724
Adjusted EBITDA	$349,118	$281,063	$339,832
(1) Share-based compensation expense in this reconciliation excludes any portion already included in restructuring-related charges to avoid double counting.

Fiscal Year 2024 Long-Term Incentive Program Non-GAAP Reconciliations

Adjusted LTI Revenue of Cimpress plc

FY 2024

Cimpress reported revenue	$3,291,856
Adjustment to neutralize currency impact	(46,896)
Adjusted LTI Revenue of Cimpress plc	$3,244,960

Adjusted LTI Revenue of Vista Segment

FY 2024

Vista revenue	$1,741,600
Adjustment to neutralize currency impact	4,347
Adjusted LTI Revenue of Vista Segment	$1,745,947

Adjusted LTI EBITDA of Cimpress plc

FY 2024

GAAP operating income	$247,351
Depreciation and amortization	151,764
Share-based compensation expense (1)	65,584
Certain impairments and other adjustments	1,154
Restructuring related charges	423
Realized gains on currency derivatives not included in operating income	2,406
Exclude benefit from the reversal of variable long-term incentive compensation expense	(11,178)
Adjusted LTI EBITDA of Cimpress plc	$457,503
(1) Share-based compensation expense in this reconciliation excludes any portion already included in restructuring-related charges to avoid double counting.

A-1

Adjusted LTI Segment EBITDA of Vista

FY 2024

Vista Segment EBITDA	$328,472
Share-based compensation expense	26,578
Adjustment to for certain cross-business fulfillment costs	2,919
Adjustment to neutralize currency impact	(2,080)
Adjusted LTI Segment EBITDA of Vista	$355,889

Adjusted LTI Unlevered Free Cash Flow of Cimpress plc

FY 2024
Net cash provided by operating activities	$350,722
Purchases of property, plant and equipment	(54,927)
Capitalization of software and website development costs	(58,307)
Proceeds from sale of assets	23,565
Plus: cash paid during the period for interest	132,272
Less: cash received for interest	(14,169)
Exclusion of net proceeds from sale of Jamaica facility	(16,341)
Adjustment to neutralize currency impact	(1,716)
Adjusted LTI Unlevered Free Cash Flow of Cimpress plc	$361,099

Adjusted LTI Unlevered Free Cash Flow of Vista

FY 2024

Vista Segment EBITDA	$328,472
Capital Expenditures	(19,717)
Capitalized Software	(25,035)
Shared-based compensation expense	26,570
Other Reconciling items (1)	42,176
Adjustment to for certain cross-business fulfillment costs	2,919
Exclusion of net proceeds from sale of Jamaica facility	(16,341)
Adjustment to neutralize currency impact	(2,870)
Adjusted LTI Unlevered Free Cash Flow of Vista	$336,174
(1) "Other reconciling items” includes net working capital changes and estimated tax allocation.

A-2

APPENDIX B

Proposed Amendment to 2020 Equity Incentive Plan

Amendment No. 2 to
2020 Equity Incentive Plan

The 2020 Equity Incentive Plan of Cimpress plc is amended as follows, and capitalized terms used and not defined herein have the respective meanings ascribed to such terms in the 2020 Equity Incentive Plan:

Section 4(a)(1) is deleted in its entirety and replaced with the following:

"Authorized Number of Ordinary Shares. Subject to adjustment under Section 9, the Company may make Awards under the Plan for up to a total of 7,500,000 ordinary shares, €0.01 nominal value per share, of the Company (the “Ordinary Shares”) plus the number of Ordinary Shares subject to awards granted under the 2016 Performance Equity Plan that expire or are terminated, surrendered, canceled, or forfeited as more specifically set forth in Section 4(a)(2)(B) below. The Company may grant Incentive Stock Options (as defined in Section 5(b)) under the Plan covering a maximum of 7,500,000 Ordinary Shares in the aggregate. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares."

Amendment No. 1 to
2020 Equity Incentive Plan

The 2020 Equity Incentive Plan of Cimpress plc is amended as follows, and capitalized terms used and not defined herein have the respective meanings ascribed to such terms in the 2020 Equity Incentive Plan:

Section 4(a)(1) is deleted in its entirety and replaced with the following:

"Authorized Number of Ordinary Shares. Subject to adjustment under Section 9, the Company may make Awards under the Plan for up to a total of 5,500,000 ordinary shares, €0.01 nominal value per share, of the Company (the “Ordinary Shares”) plus the number of Ordinary Shares subject to awards granted under the 2016 Performance Equity Plan that expire or are terminated, surrendered, canceled, or forfeited as more specifically set forth in Section 4(a)(2)(B) below. The Company may grant Incentive Stock Options (as defined in Section 5(b)) under the Plan covering a maximum of 5,500,000 Ordinary Shares in the aggregate. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares."

Amendment adopted by the Board on September 21, 2022 and by the Company’s shareholders on November 16, 2022

CIMPRESS PLC
2020 EQUITY INCENTIVE PLAN
1.    Purpose

The purpose of this 2020 Equity Incentive Plan (the “Plan”) of Cimpress plc, a public limited company incorporated under the laws of Ireland (the “Company”), is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate individuals who are expected to make important contributions to the Company and by providing such individuals with equity ownership opportunities and performance-based incentives that are intended to better align the interests of the individuals with those of the Company’s shareholders. Except where the context otherwise requires, the term “Company” includes any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the United States Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the board of directors of the Company (the “Board”).

2.    Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms “consultants” and “advisors” are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Shares (as defined in Section 7), RSUs (as defined in Section 7), and Other Share-Based Awards (as defined in Section 8).

3.    Administration and Delegation

(a)    Administration by Board. The Board administers the Plan and has the authority to grant Awards, including but not limited to determining which individuals will be granted Awards, the timing of granting Awards, the type(s) of Awards to be granted, and the terms and conditions of each Award; to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it deems advisable; and to exercise such powers and perform such acts as the Board deems necessary, desirable, convenient or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it deems expedient, and it is the sole and final judge of such expediency. All decisions by the Board are made in the Board’s sole discretion and are final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)    Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” mean the Board, a Committee or the officers referred to in Section 3(c), in the latter two cases to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers. The Board may revoke or amend the terms of a delegation under this Section 3(b) or under Section 3(c) at any time, but such action shall not invalidate any prior actions of the Board’s delegate or delegates that were consistent with the terms of the Plan.

(c)    Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine. However, the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, if any, which may include a formula by which the exercise price is determined) and the maximum number of shares subject to such Awards that the officers may grant, and no officer is authorized to grant such Awards to any (1) “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (2) “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act), or (3) member of the Board.

4.    Ordinary Shares Available for Awards; Plan Limits

(a)    Number of Shares; Share Counting.

(1)    Authorized Number of Ordinary Shares. Subject to adjustment under Section 9, the Company may make Awards under the Plan for up to a total of 3,500,000 ordinary shares, €0.01 nominal value per share, of the Company (the “Ordinary Shares”) plus the number of Ordinary Shares subject to awards granted under the 2016 Performance Equity Plan that expire or are terminated, surrendered, canceled, or forfeited as more specifically set forth in Section 4(a)(2)(B) below. The Company may grant Incentive Stock Options (as defined in Section 5(b)) under the Plan covering a maximum of 3,500,000 Ordinary Shares in the aggregate. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2)    Share Counting. For purposes of counting the number of shares available under the share limits specified in this Section 4(a), the following provisions apply:

(A)    All Ordinary Shares covered by SARs are counted against the share limits specified in this Section 4(a), except that if the Company grants an SAR in tandem with an Option for the same number of Ordinary Shares and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, are so counted, and the expiration of one in connection with the other’s exercise does not restore shares to the Plan.

(B)    If any Award or, after the Effective Date (as defined below), any award granted under the Company’s 2016 Performance Equity Plan (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of Ordinary Shares subject to such award being redeemed by the Company at the original issuance price pursuant to a contractual redemption right) or (ii) results in any Ordinary Shares not being issued (including as a result of an SAR that was settleable either in cash or in shares actually being settled in cash), the unused Ordinary Shares covered by such award are again available for the grant of Awards; for clarity, without limiting the foregoing, with respect to performance share unit awards under the 2016 Performance Equity Plan that are outstanding as of the Effective Date and that subsequently expire or are terminated, surrendered, canceled or forfeited in whole or in part, one Ordinary Shares for each unit subject to each such award becomes available for the grant of Awards under this Plan. However, in the case of Incentive Stock Options, the foregoing is subject to any limitations under the Code; in the case of the exercise of an SAR, the number of shares counted against the share limits specified in this Section 4(a) is the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise; and the shares covered by a Tandem SAR do not again become available for grant upon the expiration or termination of such Tandem SAR.

(C)    Ordinary Shares that a Participant delivers to the Company (whether by actual delivery, attestation or net exercise) to (i) purchase Ordinary Shares upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award or, after the Effective Date, any award granted under the Company’s 2016 Performance Equity Plan creating the tax obligation) are not added back to the number of shares available for the future grant of Awards.

(D)    Ordinary Shares repurchased or redeemed by the Company on the open market using the proceeds from the exercise of an Award do not increase the number of shares available for future grant of Awards.

(b)    Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof, on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards do not count against the overall share limit set forth in Section 4(a) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.    Share Options

(a)    General. The Board may grant options to purchase Ordinary Shares (each, an “Option”) and shall determine the number of Ordinary Shares covered by each Option, the exercise price of each Option and such conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b)    Incentive Stock Options. An Option that is designated and qualified as an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) may be granted only to employees of Cimpress plc, any of the parent or subsidiary corporations of Cimpress plc as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, in each case as of the date of grant of the Option. An Option that is not designated, or does not qualify, as an Incentive Stock Option is a “Nonstatutory Share Option.” The Company has no liability to a Participant or any other party if an Option (or any part thereof) that is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Share Option.

(c)    Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price may not be less than 100% of the Fair Market Value per Ordinary Share on the date the Option is granted, unless the Board approves the grant of an Option with an exercise price to be determined on a future date, in which case the exercise price may not be less than 100% of the Fair Market Value on such future date. Notwithstanding the foregoing, Options may be granted with an exercise price per share that is less than 100% of the Fair Market Value on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. “Fair Market Value” means the fair market value of the Ordinary Shares determined in good faith by the Board, unless the Ordinary Shares are listed on a stock exchange or traded on an established market, in which case Fair Market Value shall be determined by reference to market quotations.

(d)    Duration of Options. Each Option is exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement, except that no Option may have a term in excess of 10 years.

(e)    Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of Ordinary Shares for which the Option is exercised. The Company shall deliver Ordinary Shares subject to the Option as soon as practicable after the Participant has fulfilled the requirements contained in the Option agreement and applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the Participant).

(f)    Payment Upon Exercise. Ordinary Shares purchased upon the exercise of an Option granted under the Plan must be paid for as follows:

(1)    in cash or by check, payable to the order of the Company;

(2)    except as the applicable Option agreement may provide or the Board may approve in its sole discretion, by an arrangement that is acceptable to the Company with a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding;

(3)    to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of Ordinary Shares owned by the Participant valued at their Fair Market Value, so long as (A) such method of payment is then permitted under applicable law, (B) the Participant owned such Ordinary Shares, if acquired directly from the Company, for such minimum period of time, if any, as the Board may establish in its discretion and (C) such Ordinary Shares are not subject to any redemption, forfeiture, unfulfilled vesting or other similar requirements;

(4)    to the extent permitted by applicable law and provided for in the applicable Nonstatutory Share Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (A) the number of shares underlying the portion of the Option being exercised, less (B) such number of shares as is equal to (i) the aggregate exercise price for the portion of the Option being exercised divided by (ii) the Fair Market Value on the date of exercise;

(5)    to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6)    by any combination of the above permitted forms of payment.

(g)    Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Ordinary Shares with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. To the extent that any Option exceeds this limit, it constitutes a Nonstatutory Share Option.

(h)    Limitation on Repricing. Unless such action is approved by the Company’s shareholders, the Company may not (except as provided for under Section 9) (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option; (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of Ordinary Shares and having an exercise price per share lower than the then-current exercise price per share of the cancelled option; (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, other than pursuant to Section 9; or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

6.    Share Appreciation Rights

(a)    General. The Board may grant Awards consisting of share appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Ordinary Shares or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of an Ordinary Share over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined is the exercise date.

(b)    Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price may not be less than 100% of the Fair Market Value on the date the SAR is granted, unless the Board approves the grant of an SAR effective as of a future date, in which case the measurement price may not be less than 100% of the Fair Market Value on such future date.

(c)    Duration of SARs. Each SAR is exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement, except that no SAR may have a term in excess of 10 years.

(d)    Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e)    Limitation on Repricing. Unless such action is approved by the Company’s shareholders, the Company may not (except as provided for under Section 9) (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR; (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of Ordinary Shares and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR; (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current Fair Market Value, other than pursuant to Section 9; or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of NASDAQ.

7.    Restricted Shares; Restricted Share Units

(a)    General. The Board may grant Awards entitling recipients to acquire Ordinary Shares (“Restricted Shares”), subject to the right of the Company to redeem all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient if conditions specified by the Board in the applicable Award are not satisfied before the end of the applicable restriction period(s) established by the Board for such Award. The Board may also grant Awards consisting of restricted share units entitling the recipient to receive Ordinary Shares or cash to be delivered when such Award vests (“RSUs”) (Awards of Restricted Shares and RSUs are each referred to herein as a “Restricted Share Award”).

(b)    Terms and Conditions for All Restricted Share Awards. The Board shall determine the terms and conditions of a Restricted Share Award, including the conditions for vesting and redemption (or forfeiture) and the issue price, if any. Upon the grant of Restricted Shares and payment of any applicable purchase price, a Participant has the rights of a shareholder with respect to the voting of the Restricted Shares and receipt of dividends, but any dividends paid by the Company during the vesting period will accrue and will not be paid to the Participant until and only to the extent the Restricted Shares vest.

(c)    Additional Provisions Relating to RSUs.

(1)    Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to RSUs, the Participant is entitled to receive from the Company the number of Ordinary Shares determined by the Board and set forth in the applicable Award agreement or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of the number of Ordinary Shares determined by the Board and set forth in the applicable Award agreement. The Board may, in its discretion, provide that settlement of RSUs be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code, if applicable.

(2)    Voting Rights. A Participant has no voting rights with respect to any RSUs.

(3)    Dividend Equivalents. The Award agreement for RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding Ordinary Shares (“Dividend Equivalents”). The Company may pay Dividend Equivalents currently or credit them to an account for the Participant, may settle Dividend Equivalents in cash and/or Ordinary Shares and may provide that the Dividend Equivalents are subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which they are paid, in each case to the extent provided in the Award agreement. Dividend Equivalents granted as a component of an Award of RSUs must provide that such Dividend Equivalents will be settled only upon settlement or payment of, or lapse of restrictions on, such RSUs, and that such Dividend Equivalents will expire or be forfeited or annulled under the same conditions as such RSUs.

8.    Other Share-Based Awards

(a)    General. The Company may grant to Participants hereunder other Awards of Ordinary Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Ordinary Shares or other property (“Other Share-Based-Awards”). Such Other Share-Based Awards are also available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. The Company may pay Other Share-Based Awards in Ordinary Shares or cash, as the Board determines.

(b)    Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Share-Based Award, including any purchase price applicable thereto.

9.    Adjustments for Changes in Ordinary Shares and Certain Other Events

(a)    Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Ordinary Shares other than an ordinary cash dividend, the Company shall equitably adjust (or make substituted Awards, if applicable) in the manner determined by the Board (1) the number and class of securities available under the Plan, (2) the share counting rules and sublimits set forth in Section 4(a), (3) the number and class of securities and exercise price per share of each outstanding Option, (4) the share and per-share provisions and the measurement price of each outstanding SAR, (5) the number of shares subject to and the redemption price per share subject to each outstanding Restricted Share Award, and (6) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Share-Based Award. Without limiting the generality of the foregoing, if the Company effects a split of the Ordinary Shares by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend is entitled to receive, on the distribution date, the stock dividend with respect to the Ordinary Shares acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)    Reorganization Events.

(1)    Definition. A “Reorganization Event” means (A) any merger or consolidation of the Company with or into another entity as a result of which all of the Ordinary Shares of the Company are converted into or exchanged for the right to receive cash, securities or other property or are cancelled; (B) any transfer or disposition of all of the Ordinary Shares of the Company for cash, securities or other property pursuant to a share exchange or other transaction; (C) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity; (D) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company; or (E) any liquidation or dissolution of the Company.

(2)    Consequences of a Reorganization Event on Awards Other than Restricted Shares.

(A)    In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Shares on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that the acquiring or succeeding corporation (or an affiliate thereof) assume such Awards or substitute substantially equivalent awards; (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately before the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period after the date of such notice; (iii) provide that outstanding Awards become exercisable, realizable, or deliverable, or restrictions applicable to an Award lapse, in whole or in part before or upon such Reorganization Event; (iv) in the event of a Reorganization Event under the terms of which holders of Ordinary Shares will receive upon consummation thereof a cash payment for each Ordinary Share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of Ordinary Shares subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately before such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award; (v) provide that, in connection with a liquidation or dissolution of the Company, Awards convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2), the Board is not obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B)    Notwithstanding the terms of Section 9(b)(2)(A), in the case of outstanding RSUs that are subject to Section 409A of the Code: (i) if the applicable RSU agreement provides that the RSUs shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event,” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i), then no assumption or substitution is permitted pursuant to Section 9(b)(2)(A)(i) and the RSUs shall instead be settled in accordance with the terms of the applicable RSU agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(A) if such action is permitted or required by Section 409A of the Code. If the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the RSUs pursuant to clause (i) of Section 9(b)(2)(A), then the unvested RSUs terminate immediately before the consummation of the Reorganization Event without any payment in exchange therefor.

(C)    For purposes of Section 9(b)(2)(A)(i), an Award (other than Restricted Shares) is considered assumed if, after consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each Ordinary Share subject to the Award immediately before the consummation of the Reorganization Event, the consideration (whether cash, securities or other property)

received as a result of the Reorganization Event by holders of Ordinary Shares for each Ordinary Share held immediately before the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Ordinary Shares); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding Ordinary Shares as a result of the Reorganization Event.

(3)    Consequences of a Reorganization Event on Restricted Shares. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the redemption and other rights of the Company with respect to outstanding Restricted Shares inure to the benefit of the Company’s successor and, unless the Board determines otherwise, apply to the cash, securities or other property which the Ordinary Shares were converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Shares; provided, however, that the Board may provide for termination or deemed satisfaction of such redemption or other rights under the instrument evidencing any Restricted Shares or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Shares or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Shares then outstanding are automatically deemed terminated or satisfied.

10.    General Provisions Applicable to Awards

(a)    Transferability of Awards. The person who is granted an Award may not sell, assign, transfer, pledge or otherwise encumber such Award, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option and Awards that are subject to Section 409A of the Code, pursuant to a qualified domestic relations order. During the life of the Participant, only the Participant may exercise such Award. Notwithstanding the immediately preceding two sentences, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant without consideration, subject to any limitations that the Board deems appropriate. The Company is not required to recognize any such permitted transfer until such time as such permitted transferee, as a condition to such transfer, delivers to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee is bound by all of the terms and conditions of the Award and the Plan. References to a Participant, to the extent relevant in the context, include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) is deemed to restrict a transfer to the Company.

(b)    Documentation. Each Award is evidenced in such form (written, electronic or otherwise) as the Board determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)    Board Discretion. Except as otherwise provided by the Plan, the Company may make each Award alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly. The Board may also use different methods to determine Fair Market Value depending on whether the Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award.

(d)    Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant or the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award. “Designated Beneficiary” means (1) the beneficiary that a Participant designates, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (2) in the absence of an effective designation by a Participant, the Participant’s estate.

(e)    Tax Withholding. The Participant must satisfy all applicable taxes, charges, levies or social insurance contributions required to be withheld in any jurisdiction before the Company will deliver Ordinary Shares or otherwise recognize ownership of Ordinary Shares under an Award. The Company may decide to satisfy the tax withholding obligations through additional withholding on salary, wages or other compensation or amounts owed to the Participant. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for tax withholding or have a broker tender to the Company cash equal to the tax withholding obligations. The Participant shall be accountable for any taxes, which are chargeable on any assessable income deriving from the grant, exercise, purchase, or vesting of, or other dealing in Awards or Ordinary Shares issued pursuant to an Award. The Company shall not become liable for any of the Participant’s taxes as a result of the Participant’s participation in the Plan. In respect of such assessable income, the Participant shall indemnify the Company which is or may be treated as the employer of the Participant in respect of the taxes. Pursuant to this indemnity, where necessary, the Participant shall make such arrangements as the Company requires to meet the cost of the tax withholding obligations. Payment of tax withholding obligations is due before the Company will issue any Ordinary Shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax withholding obligations in whole or in part by delivery (either by actual delivery or attestation) of Ordinary Shares, including Ordinary Shares retained from the Award creating the tax withholding obligation, valued at their Fair Market Value. If provided for in an Award or approved by the Board in its sole discretion, the Company may also require such tax withholding obligations to be satisfied, in whole or in part, by an arrangement whereby a certain number of Ordinary Shares issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the tax withholding obligations. However, except as otherwise provided by the Board, the total tax withholding where Ordinary Shares are being used or sold to satisfy such tax withholding obligations cannot exceed the Company’s maximum statutory withholding obligations, except that, to the extent that the Company is able to retain or cause the sale of Ordinary Shares having a Fair Market Value that exceeds the statutory maximum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory maximum withholding tax, the Company may retain or cause the sale of such number of Ordinary Shares (up to the number of Ordinary Shares having a Fair Market Value equal to the maximum individual statutory rate of tax) as the Company determines in its sole discretion to satisfy the tax withholding obligations associated with any Award. The Company (i) makes no representations or undertaking regarding the tax consequences to any Participant with respect to any Award and (ii) does not commit to structure the terms of the Award to reduce or eliminate the Participant’s liability for taxes.

(f)    Amendment of Award. Except as otherwise provided in the Plan, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Share Option. The Participant’s consent to such action is required unless (1) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (2) the change is permitted under Section 9.

(g)    Conditions on Delivery of Shares. The Company is not obligated to deliver any Ordinary Shares pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (1) all conditions of the Award have been met or removed to the satisfaction of the Company; (2) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations; and (3) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)    Payment of Nominal Value. Notwithstanding any other provision of this Plan, no Ordinary Shares in the authorized but unissued share capital of the Company shall be issued in settlement of an Award unless they are paid-up, on issuance, to at least their nominal value. If the Board determines that an Award is to be settled by the issuance of authorized but unissued Shares, the Board may decide that the Shares so issued will be: (1) paid-up from the exercise price (if any); (2) otherwise paid-up by the Participant; (3) subject to applicable law, paid-up by the Company from distributable profits or other reserves which may be applied for that purpose; or (4) subject to applicable law, paid-up by a subsidiary of the Company or by another person.

(i)    Acceleration. The Board may at any time provide that any Award becomes immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

11.    Miscellaneous

(a)    No Right To Employment or Other Status. No person has any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award may not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)    No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary has any rights as a shareholder with respect to any Ordinary Shares to be distributed with respect to an Award until becoming the record holder of such shares.

(c)    Effective Date and Term of Plan. The Plan becomes effective the date it is approved by the Company’s shareholders (the “Effective Date”). The Company shall not grant any Awards under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date. No grants of Incentive Stock Options may be made under the Plan after the expiration of 10 years from the date the Plan is approved by the Board.

(d)    Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, except that (1) no amendment that would require shareholder approval under the rules of NASDAQ may be made effective until the Company’s shareholders approve such amendment, and (2) no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Sections 4(b) or 9), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan is effective until the Company’s shareholders approve such amendment. In addition, if at any time the approval of the Company’s shareholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) applies to, and is binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, so long as the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan.

(e)    Determination of Participating Affiliates; Authorization of Sub-Plans (including for grants to non-U.S. employees). The Board has the authority to determine which of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code are covered by and eligible to participate in the Plan. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board may establish such sub-plans by adopting supplements to the Plan containing (1) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (2) such additional terms and conditions not otherwise inconsistent with the Plan as the Board deems necessary or desirable. All supplements adopted by the Board are deemed to be part of the Plan, but each supplement applies only to Participants within the affected jurisdiction and the Company is not required to provide copies of any supplement to Participants in any jurisdiction that is not the subject of such supplement.

(f)    Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent (1) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (2) the Participant is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit will not be paid before the earlier of six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) or the Participant’s death (the “New Payment Date”), except as Section 409A of the Code may then permit. The Company shall pay to the Participant in a lump sum on such New Payment Date the aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date, and the Company shall make any remaining payments on their original schedule. The Company makes no representation or warranty and has no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g)    Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company is liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor is any such individual personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company shall indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan is delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h)    Governing Law. The provisions of the Plan and all Awards made hereunder are governed by and interpreted in accordance with the laws of Ireland, excluding choice-of-law principles.

(i)    Right to Repurchase Shares. To the extent any Award granted by the Company, whether prior to, or after, the Effective Time contains a contractual right on the part of the Company to repurchase Ordinary Shares, such right shall, for all purposes of the Companies Act 2014 of Ireland, as amended, constitute a right to redeem the Ordinary Shares (and any relevant Ordinary Shares which are issued subject to such a redemption right shall be issued as redeemable Ordinary Shares without further action on the part of the Board, any committee of the Board or any delegate of the Board).

Adopted by the Board on August 26, 2020 and by the Company’s shareholders on November 25, 2020

APPENDIX C

Form of Proxy

C-1

☒ Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

**Proposals - The Board of Directors recommends that you vote FOR proposals 1-7.**

| Proposal | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| (1) Reappoint Dessislava Temperley to Cimpress' Board of Directors to serve for a term of three years. | ☐ | ☐ | ☐ |
| (2) Approve, on a non-binding, advisory basis, the compensation of Cimpress' named executive officers, as described in the company's proxy statement. | ☐ | ☐ | ☐ |
| (3) Amend Cimpress' 2020 Equity Incentive Plan to increase the number of ordinary shares issuable under the plan. | ☐ | ☐ | ☐ |
| (4) Renew authority of Cimpress' Board of Directors to issue authorized but unissued ordinary shares of Cimpress plc. | ☐ | ☐ | ☐ |
| (5) Renew authority of Cimpress' Board of Directors to opt out of statutory preemption rights. | ☐ | ☐ | ☐ |
| (6) Reappoint PricewaterhouseCoopers Ireland as Cimpress' statutory auditor under Irish law. | ☐ | ☐ | ☐ |
| (7) Authorize Cimpress' Board of Directors or Audit Committee to determine the remuneration of PricewaterhouseCoopers Ireland. | ☐ | ☐ | ☐ |

I plan on attending the meeting ☐

**Authorized Signatures - This section must be completed for your vote to count. Please date and sign below.**

Please sign exactly as your name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date: ______________________________, 2024

______________________________
Signature

______________________________
Signature (if held jointly)

**CONTROL NUMBER**

→ [ ]

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

## PROXY VOTING INSTRUCTIONS

**Please have your 11-digit control number ready when voting by Internet or Telephone.**
**A proxy submitted by a shareholder of record by mail must be received by November 19, 2024.**
**Internet and telephone voting is available through November 19, 2024 at 11:59 PM Eastern Standard Time.**

**CONTROL NUMBER**

→ [ ]

## PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone.

**INTERNET**
**Vote Your Proxy on the Internet:**
**Go to www.AALvote.com/CMPR**

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

**TELEPHONE**
**Submit Your Proxy by Phone:**
**Call 1 (866) 804-9616**

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

**MAIL**
**Vote Your Proxy by Mail:**

Mark, sign and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

C-2